SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to §240.14a-12

LUXEMBURG BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of transaction:

5)

Total fee paid:

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

Filing Party:

4)

Date Filed:

LUXEMBURG BANCSHARES, INC.

630 Main Street

PO Box 440

Luxemburg, Wisconsin 54217-0440

(920) 845-2345

__________, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Luxemburg Bancshares, Inc., which will be held at the Rendezvous, E896 County Road N, Luxemburg, Wisconsin, on _________, 2005, at _____.  I look forward to seeing as many of our shareholders as possible.

One of the purposes of this very important meeting is to allow you to vote on amendments to our articles of incorporation, which will provide for a reverse 1-for-500 stock split followed immediately by a forward 500-for-1 stock split of our common stock.  A copy of these amendments can be found at Appendix A to the accompanying proxy statement.  Details of the other business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

On May 19, 2005 we sent a letter to all of our shareholders describing the transaction and its effect on the company and you.  If you did not receive this letter or would like an additional copy, please feel free to contact John Slatky at (920) 845-2345.

We are proposing this transaction because our board has concluded that the costs and other disadvantages associated with being a public company outweigh the advantages.  The reasons for the transaction include:

•

we estimate that we will be able to save annual costs of approximately $380,000 associated with periodic reporting to the Securities and Exchange Commission and shareholder communications.

•

as our stock is thinly traded and we do not rely on the public market to raise capital, we incur all of the above costs without realizing any of the benefits of being a public company.

•

by becoming a non-SEC reporting company we will be able to reduce our public reporting responsibilities, which have become substantial since the passage of the Sarbanes-Oxley Act of 2002, thus allowing management to focus its energies solely on its core business and its customers.

•

the split transaction allows the non-continuing shareholders to receive a fair price for their shares in a quick and cost-effective manner; in reaching this conclusion, our board of directors considered the valuation report prepared by Ryan Beck & Co., and in particular, our board considered that the $54.00 price represents 17.9 times earnings per share for the twelve months ended March 31, 2005, and a 63.6% premium over book value as of March 31, 2005.

It is important that your shares be represented and voted at the meeting.  Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage paid envelope.  If your stock is jointly held, each of you MUST sign the enclosed Proxy.  If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

The board of directors believes the terms of the proposed transaction are fair and are in the best interest of our shareholders, and unanimously recommends that you vote “FOR” the proposal to amend the articles of incorporation.  We encourage you to carefully read the proxy statement and appendices, however, before making your decision.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in Luxemburg Bancshares, Inc.

Sincerely,

John Slatky

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

This proxy statement is dated __________, 2005, and is being mailed to shareholders on or about ___________, 2005.

LUXEMBURG BANCSHARES, INC.

630 Main Street

P. O. Box 440

Luxemburg, Wisconsin 54217-0440

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held _________, 2005

The annual meeting of the shareholders of Luxemburg Bancshares, Inc. will be held at the Rendezvous, E896 County Road N, Luxemburg, Wisconsin, on _________, 2005, at ______ for the following purposes:

1.

To consider and vote upon a proposal to adopt two amendments to Luxemburg Bancshares, Inc.’s articles of incorporation.  The amendments will provide for (a) a reverse 1-for-500 stock split, followed immediately by (b) a forward 500-for-1 stock split.  Each record shareholder owning less than 500 shares of common stock immediately prior to the reverse split will, instead of participating in the forward split, receive a cash payment equal to $54.00 per share on a pre-split basis.

2.

To elect four directors.

3.

To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The board of directors has fixed the close of business on __________, 2005, as the record date for determining those shareholders entitled to vote at the annual meeting and any adjournment or postponement of the annual meeting.  Only shareholders at the close of business on the record date are entitled to notice of, and to vote at, this annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas J. Rueckl,

Chairman of the Board of Directors

___________, 2005

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed proxy at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly signing, dating, and returning the proxy will save the Company the expenses and extra work of additional solicitation.  An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.  Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

Your board of directors recommends that you vote “FOR” approval of the amendments to our articles of incorporation and “FOR” the election of the four directors.

LUXEMBURG BANCSHARES, INC.

630 Main Street

P. O. Box 440

Luxemburg, Wisconsin 54217-0440

Annual Meeting of Shareholders

____________, 2005

SUMMARY TERM SHEET

This summary provides an overview of material information from this proxy statement about the proposed reverse stock split and forward stock split transaction.  However, it is a summary only.  To better understand the transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this proxy statement, “Luxemburg,” “we,” “our,” “ours,” “us” and the “Company” refer to Luxemburg Bancshares, Inc., a Wisconsin corporation.  The term “the Bank” refers to Luxemburg’s wholly –owned subsidiary, the Bank of Luxemburg, which is a Wisconsin state-chartered bank.  The term “split transaction” refers to the reverse and forward stock splits, together with the related cash payments to shareholders holding fewer than 500 shares at the effective time of the split transaction.  The term “non-continuing shareholders” of Luxemburg means all record holders of common stock of Luxemburg with less than 500 shares at the effective time of the reverse stock split transaction.  The term “continuing shareholders” means all record holders of common stock of Luxemburg with at least 500 shares at the effective time of the reverse stock split transaction.  References to “common stock” or “shares” refer to Luxemburg common stock, par value $1.00 per share.

Luxemburg Bancshares, Inc. and the Bank of Luxemburg

Luxemburg Bancshares, Inc. was formed June 10, 1983 for the purpose of owning a Wisconsin bank.  The Company has a business address of 630 Main Street, Luxemburg, Wisconsin 54217 and a business telephone number of (920) 845-2345.  On December 30, 1983, the Company acquired a controlling interest in the Bank.  The Bank is now a wholly owned subsidiary of the Company.

The Bank of Luxemburg was chartered by the Wisconsin Banking Department (now the Wisconsin Department of Financial Institutions (“DFI”) on October 6, 1903.  Bank deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank conducts business at the Main Office at 630 Main Street, Luxemburg, Wisconsin with other offices located at E166 County Hwy. S., Luxemburg, 602 Center Drive, Luxemburg, 100 Old Orchard Avenue, Casco and 510 Fifth St., Algoma in Kewaunee County; 1311 Bellevue Street, Green Bay in Brown County; and 216 West Main Street, Forestville, in Door County.  The Bank also maintains eight automated teller machines in Kewaukee, Brown and Door Counties.  The Bank provides a full range of consumer and commercial banking services to individuals, businesses and farms.  The Bank offers automated teller machine cards through the PULSE ATM network.  In addition, the Bank purchased the financial planning and alternative investment marketing of Total Financial Concepts in January 1996.  Now, through Raymond James, the Bank provides financial planning, estate planning and retirement planning services and markets mutual funds, annuities, life insurance products, Individual Retirement Accounts and other pension programs.

Introduction and Overview of the Split Transaction

(see pages 7 to 8)

We are proposing that our shareholders adopt amendments to our articles of incorporation that will result in a reverse 1-for-500 stock split followed immediately by a forward 500-for-1 stock split.  If the split transaction is completed, our record shareholders who hold only fractional shares after giving effect to the reverse 1-for-500 stock split will receive a payment of $54.00 per share for each pre-split share.  If the reverse stock split is completed, record shareholders with less than 500 pre-split shares will have no interest in the Company and will become entitled only to a cash payment for their shares following the reverse stock split.  We expect to pay a total of $____________ to shareholders in the reverse stock split and we anticipate that the number of outstanding shares of our common stock will decrease approximately ___%, from 560,635 shares to approximately ________ shares.  After we complete the reverse stock split and identify those shareholders entitled to payment for their pre-split shares, we will complete a forward stock split in which each share of common stock will be converted into 500 shares of common stock post-split.  As a result of this subsequent forward stock split, record shareholders who hold 500 or more shares prior to the reverse stock split will ultimately hold the same number of shares following the forward stock split.  The effect of the split transaction will be to reduce the number of shareholders of record to less than 300, which will allow us to terminate our reporting obligations under federal securities laws.

Background of the Split Transaction

(see pages 8 to 11)

For a description of the events leading to the approval of the split transaction by our board of directors and the reasons for its approval, you should refer to “– Background of the Split Transaction” and “– Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation” on pages 8 through 17.  As we explain more fully in these sections, our board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independent, community-owned company.

Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation

(see pages 11 to 17)

Among the reasons for the split transaction are the following:

•

we estimate that we will be able to save annual costs of approximately $380,000 associated with periodic reporting to the Securities and Exchange Commission and shareholder communications.

•

as our stock is thinly traded and we do not rely on the public market to raise capital, we incur all of the above costs without realizing any of the benefits of being a public company.

•

by becoming a non-SEC reporting company we will be able to reduce our public reporting responsibilities, which have become substantial since the passage of the Sarbanes-Oxley Act of 2002, thus allowing management to focus its energies solely on its core business and its customers.

•

the split transaction allows the non-continuing shareholders to receive a fair price and cash for their shares in a quick and cost-effective manner; in reaching this conclusion, our board of directors considered the valuation report prepared by Ryan Beck & Co., and in particular, our board considered that the $54.00 price represents 17.9 times earnings per share for the twelve months ended March 31, 2005, and a 63.6% premium over book as of March 31, 2005.

We considered that some of our shareholders may prefer to continue as shareholders of Luxemburg as a SEC-reporting company, which is a factor weighing against the split transaction.  However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so.  Keeping these concerns in mind, it was important to the board of directors that the split transaction be fair substantively and procedurally, including the amount of cash that is to be paid to non-continuing shareholders.  We believe that the split transaction meets these objectives.  The board of directors unanimously approved the split transaction.

To further ensure that the split transaction was fair to our continuing and non-continuing unaffiliated shareholders, we have consulted both legal and financial advisors and have considered the interest of all of our shareholders alike.  The reasons for the split transaction are detailed on pages 11 through 16.

Valuation of Financial Advisor; Fairness Opinion

(see pages 17 to 26)

Ryan Beck & Co., Inc. was selected by the board of directors to perform an independent valuation of the fair value of our common stock.  In their report, Ryan Beck & Co., Inc. concluded that the fair value of our common stock was between $52.00 and $56.00 per share as of May 9, 2005.  This valuation, along with the other items discussed herein, were the primary factors in the board of directors’ determination of the $54.00 per share fair value of our common stock.  Careful consideration was given to the opinion of Ryan Beck & Co., Inc. by the board of directors in determining that the proposed split transaction was fair from a financial point of view to the non-continuing shareholders.  Please see Appendix B for a complete copy of the fairness opinion.

Structure of the Split Transaction

(see page 26)

The reason the transaction is structured as a reverse split followed immediately by a forward split, is that the reverse split will allow for the consolidation of our record shareholders, while the subsequent forward split will return continuing shareholders to their pre-split share ownership.  This will help us to maintain the costs of the split transaction while achieving the objectives we have outlined in this proxy statement.  See “– Background of the Split Transaction” beginning on page 8.

It is important that you understand how shares that are held in “street name” will be treated for purposes of the split transaction.  If you have transferred your Luxemburg shares into a brokerage or custodial account with a broker or bank, the broker or custodian will typically hold your shares, along with any other Luxemburg shares that have been transferred to it by its clients, through a single nominee; this is what is meant by “street name.”  If that single nominee is the record holder of 500 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the split transaction and all beneficial owners of these shares will continue to beneficially own the same number of shares of our stock as they did prior to the split transaction, even if they beneficially owned less than 500 shares.

If you hold your shares in “street name,” we encourage you to contact your broker or custodian to determine how the split transaction will impact you specifically.  Other “street name” holders may adjust their holdings prior to the split transaction, which could potentially impact all other shares held by that broker or custodian.  However, it is likely that all “street name” holders will remain continuing shareholders following the split transaction.

Effects of the Split Transaction

(see pages 26 to 32)

The split transaction is designed by the board of directors to be a “going-private” transaction, which will allow us to deregister with the SEC and terminate our reporting requirements under the federal securities laws.  The following are among the expected results of the split transaction:

•

The number of our record shareholders will be reduced from approximately ___ to approximately ___, and the number of our outstanding shares of our common stock will decrease approximately ____%, from 560,635 shares to approximately _______ shares;

•

the non-continuing shareholders will receive $54.00 in cash per pre-split share of our common stock owned by them;

•

because of the reduction of our total number of record shareholders to less than 300, we will be allowed to terminate our status as a reporting company with the SEC.

•

the non-continuing shareholders will no longer have an interest in, or be shareholders of Luxemburg, and therefore, will not be able to participate in our future earnings and growth, if any;

•

the liquidity of our common stock will likely be reduced following the split transaction because of the reduction in the number of our record shareholders;

•

our Tier 1 capital will decrease approximately $_________ from approximately $18,273,000 as of March 31, 2005 to $_________ on a pro forma basis;

•

Our Tier 2 capital will increase approximately $5,000,000 as of March 31, 2005, as a result of the subordinated debt that we intend to issue to finance the split transaction.

For a further description of how the split transaction will affect our unaffiliated shareholders, including the different effects on the continuing and non-continuing shareholders, please see “– Effects of the Split Transaction on Shareholders of Luxemburg” on pages 29 through 32.

Interests of Certain Persons in the Split Transaction

(see pages 32-33)

You should be aware that the directors and officers of Luxemburg and the Bank have interests in the split transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the split transaction.

We expect that all or substantially all of the shares of common stock owned by our directors and executive officers will continue to be outstanding following the split transaction.  Because there will be fewer outstanding shares, the directors and executive officers will own a larger relative percentage of the company on a post-split basis.  This represents a potential conflict of interest because the directors of Luxemburg approved the split transaction and are recommending that you approve it.  Despite this potential conflict of interest, the board believes the proposed split transaction is fair to our unaffiliated shareholders for the reasons discussed in this proxy statement.

In addition, the board of directors of Luxemburg, throughout its consideration of the transaction, recognized that the interests of the non-continuing shareholders and the continuing shareholders are different and possibly in conflict.  The non-continuing shareholders may wish to remain shareholders of a SEC-reporting company to share in future growth, if any, and, in the split transaction, may have the goal of obtaining the highest value for their shares.  On the other hand, the continuing shareholders may have the goal of retaining cash for our future operations.  See “– Background of the Split Transaction” on pages 8 to 11 and “– Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation” on pages 11 to 17 for a discussion of how the board of directors addressed this situation.

Financing the Split Transaction

(see page 33)

The Company intends to finance the buyback of the common shares with a subordinated debt facility in the amount of $5,000,000.  The subordinated debt has been structured to qualify as Tier 2 capital in accordance with Federal Reserve guidelines.  In addition to the subordinated debt facility described above, the Company will have available a $500,000 senior debt facility.  It will not, however, be obligated to draw on this facility and has no current plans to do so.

Material Federal Income Tax Consequences of the Split Transaction

(see pages 34 to 36)

We believe that the split transaction, if approved and completed, will have the following federal income tax consequences:

•

the split transaction should result in no material federal income tax consequences to Luxemburg or the Bank;

•

the receipt of cash in the split transaction by the non-continuing shareholders will be taxable to those shareholders, who will generally recognize gain or loss in the split transaction in an amount determined by the difference between the cash they receive and their adjusted tax basis in their common stock surrendered; and

•

the continuing shareholders will not recognize any gain or loss or dividend income in connection with the split transaction.

Because determining the tax consequences of the split transaction can be complicated, you should consult your own tax advisor to understand fully how the split transaction will affect you.

Appraisal Rights

(see page 36)

Under Wisconsin law, you do not have appraisal rights in connection with the split transaction.  For a description of Wisconsin law governing this transaction, see page 36.

QUESTIONS AND ANSWERS ABOUT THE SPLIT TRANSACTION

Q:

What is the date, time and place of the annual meeting?

A:

The annual meeting of our shareholders will be held on _________, 2005, at _____ local time at the Rendezvous, E896 County Road N, Luxemburg, Wisconsin, to consider and vote upon the split transaction proposal.

Q:

What is the proposed split transaction?

A:

We are proposing that our shareholders approve a reverse 1-for-500 stock split followed immediately by a forward 500-for-1 stock split of our outstanding common stock.

The purpose of the split transaction is to allow us to suspend our SEC-reporting obligations (referred to as “going-private”) by reducing the number of our record shareholders to less than 300.  This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:

What will I receive in the split transaction?

A:

If you own in record name fewer than 500 shares of our common stock on the date of the reverse stock split, you will receive $54.00 in cash from us for each pre-split share you own.  If you own in record name 500 or more shares of our common stock on the date of the reverse split, you will not receive any cash payment for your shares in connection with the split transaction and will continue to hold the same number of shares of our common stock as you did before the split.

Q:

Why is 500 shares the “cutoff” number for determining which shareholders will be cashed out and which shareholders will remain as shareholders of Luxemburg?

A:

The purpose of the split transaction is to reduce the number of our record shareholders to fewer than 300, which will allow us to de-register as a SEC-reporting company.  Our board selected 500 shares as the “cutoff” number in order to enhance the probability that after the split transaction, if approved, we will have fewer than 300 record shareholders.

Q:

May I buy additional shares in order to remain a shareholder of Luxemburg?

A:

Yes.  The key date for acquiring additional shares is _________, 2005.  So long as you are able to acquire a sufficient number of shares so that you are the record owner of 500 or more shares by _________, 2005, your shares of common stock will not be cashed out by the split transaction.

Q:

What if I hold my shares in “street name”?

A:

The split transaction will be effected at the record shareholder level.  This means that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be cashed out.  So for shares held in “street name,” because it is likely that your brokerage firm holds 500 or more shares total, you will not be cashed out, even if fewer than 500 shares are held on your behalf.  If you hold shares in “street name,” you should talk to your broker, nominee or agent to determine how the split transaction will affect you.

Q:

What is the recommendation of our board of directors regarding the proposal?

A:

Our board of directors has determined that the split transaction is advisable and in the best interests of Luxemburg’s unaffiliated shareholders.  Our board of directors has unanimously approved the split transaction and recommends that you vote “FOR” approval of this matter at the annual meeting.

Q:

When is the split transaction expected to be completed?

A:

If the proposed amendments to our articles of incorporation and split transaction are approved at the annual meeting, we expect the split transaction to be completed on the date of the annual meeting.

Q:

Who is entitled to vote at the annual meeting?

A:

Holders of record of our common stock as of the close of business on __________, 2005, are entitled to vote at the annual meeting.  Each of our shareholders is entitled to one vote for each share of common stock owned at the record date.

Q:

What vote is required for our shareholders to approve the split transaction?

A:

For the amendments to our articles of incorporation to be adopted and the split transaction to be approved, votes in favor must exceed the votes against.

Q:

What if the proposed split transaction is not completed?

A:

It is possible that the proposed split transaction will not be completed.  The proposed split transaction will not be completed if, for example, the shareholders do not vote to adopt the proposed amendments to our articles of incorporation and approve the proposed split transaction.  If the split transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:

What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, please vote your shares of common stock as soon as possible.  You may vote your shares by returning the enclosed proxy or by voting in person at the annual meeting of shareholders.  This proxy statement includes detailed information on how to cast your vote.

Q:

If my broker holds my shares for me, will my broker vote those shares for me?

A:

Your broker will vote your shares only if you provide instructions to your broker on how to vote.  You should instruct your broker on how to vote your shares using the voting instruction card provided by your broker.

Q:

Can I change my vote after I have mailed my proxy card?

A:

Yes.  You can change your vote at any time before your proxy is voted at the annual meeting by following the procedures outlined in this proxy statement.

Q:

Do I need to attend the annual meeting in person?

A:

No.  You do not have to attend the annual meeting to vote your shares.

Q:

Will I have appraisal or dissenter’s rights in connection with the split transaction?

A:

No.  Under Wisconsin law, which governs the split transaction, you do not have the right to demand the appraised value of your shares or any other dissenter’s rights even if you vote against the proposed split transaction.  Your rights are described in more detail under “Appraisal Rights and Dissenter’s Rights; Escheat Laws” at page 36.

Q:

Should I send in my stock certificates now?

A:

No.  If you own in record name fewer than 500 shares of common stock of record after the split transaction is completed, we will send you written instructions for exchanging your stock certificates for cash.  If you own in record name 500 or more shares of our common stock, you will continue to hold the same shares after the split transaction as you did before and will not need to send in your stock certificate.

Q:

Where can I find more information about Luxemburg?

A:

We currently file periodic reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facilities.  Please call the SEC at 1-800-SEC-0330 for information about these facilities.  This information is also available at the Internet site maintained by the SEC at http://www.sec.gov.  General information about us is available at our Internet site at http://www.bankoflux.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement.  For a more detailed description of the information available, please see pages 48-49.

Q:

Who can help answer my questions?

A:

If you have questions about the split transaction after reading this proxy statement or need assistance in voting your shares, you should contact John Slatky, President and CEO, at (920) 845-2345.

PROPOSAL 1

PROPOSED SPLIT TRANSACTION

Overview of the Split Transaction

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Luxemburg Bancshares, Inc., a Wisconsin corporation, and is to be used at the annual meeting at which our shareholders will be asked to consider and vote upon a proposal to amend our articles of incorporation.  If approved, the amendments will result in a 1-for-500 reverse split of our common stock, followed immediately by a 500-for-1 forward split of our common stock.

If the reverse and forward stock splits are approved as described below, record holders of less than 500 shares of our common stock prior to the reverse split will no longer be shareholders of the Company.  Instead, those shareholders will be entitled only to receive payment of $54.00 per share of common stock held prior to the reverse split.  Record shareholders holding 500 or more pre-split shares will remain shareholders.  We intend, immediately following the split transaction, to terminate the registration of our shares, under the Securities Exchange Act of 1934, as amended.

If approved by our shareholders at the annual meeting and implemented by our board of directors, the split transaction will generally affect our shareholders as follows:

SHAREHOLDER POSITION PRIOR TO SPLIT	EFFECT OF SPLIT TRANSACTION
TRANSACTION
Shareholders holding in record name 500 or more shares	Shareholders will continue to hold the same number of shares held pre-split transaction.
of common stock
Shareholders holding in record name fewer than 500 shares of common stock	Shares will be converted into $54.00 per share of common stock outstanding immediately prior to the reverse split for those shareholders holding in record name less than 500 pre-split shares of common stock.
Shareholders holding common stock in “street name” through a nominee (such as a bank or broker)

The split transaction will be effected at the record shareholder level.  Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be subject to the forward split, and the beneficial holders who hold their shares in “street name” will be continuing shareholders with the same number of shares as before the split transaction.

The effects of the split transaction on each group of unaffiliated shareholders are described more fully below under “ – Effects of the Split Transaction on Shareholders of Luxemburg,” and the effects on the company are described more fully below under “ – Effects of the Split Transaction on Luxemburg; Plans or Proposals after the Split Transaction.”

Background of the Split Transaction

Because the Company has over 500 shareholders of record, it is a SEC reporting company.  Accordingly, the Company is required to prepare and file with the SEC, among other things, the following:

•

Annual Reports on Form 10-KSB;

•

Quarterly Reports on Form 10-QSB;

•

Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act; and

•

Current Reports on Form 8-K.

In addition to the burden on management, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense.  These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing shareholder documents, and word processing, specialized software and filing costs.  These registration and reporting related costs have been increasing over the years, and we believe they will continue as a significant expense of the Company, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the recently enacted Sarbanes-Oxley Act of 2002.

As of _________, 2005, there were 560,635 shares of our common stock, par value $1.00 per share, issued and outstanding, held by approximately ___ current record shareholders.  The shareholders of record that hold fewer than 500 shares constitute ____% of the number of shareholders, but only ____% of our outstanding shares.  Because neither the shareholders nor the Company are realizing many of the principal benefits of public ownership discussed below, the board has determined that the increasing costs of public reporting are not warranted.  Therefore, the board believes that it is in the Company’s best interest to eliminate the administrative and financial burdens associated with being and remaining a public company.

There can be many advantages to being a public company, possibly including a higher stock value, a more active trading market and the enhanced ability to use company stock to raise capital or make acquisitions.  However, there is a limited market for your common stock, and we have therefore not been able to fully take advantage of these benefits.  For example, we believe that in recent years the public marketplace has had less interest in public companies with small market capitalization and a limited amount of securities available for trading.  It is unlikely that our stock would ever achieve significant market value with an active and liquid market comprised of many buyers and sellers.  In addition, as a result of our limited trading market, we are unlikely to be well-positioned to use our public company status to raise capital in the future through sales of our common stock in a public offering or to acquire other business entities using our stock as consideration.  Moreover, our limited trading market could make it difficult for our shareholders to liquidate a large number of shares of our stock without negatively affecting the per share sale price.

The board of directors has unanimously approved the split transaction and the related cash-out of shareholders owning less than 500 shares immediately before the effective time of the split transaction.  The purpose of these actions is to take the Company private by reducing the number of shareholders of record to less than 300.  The split transaction will allow our small shareholders to sell their shares at a fixed price that will not decline based upon the number of shares sold, and allow them to do so without incurring typical transaction costs.  The board considered that many of the factors arguing in favor of de-registration, including eliminating costs associated with registration and allowing management to focus on customers, community and core business initiatives, had been in existence for some time, and felt that the increasingly stringent regulation brought on by the Sarbanes-Oxley Act would only make these factors more compelling as time went on.  As a result, the board determined that it would be beneficial to consider the pursuit of such a transaction and tasked our management with exploring the possibility of reducing our number of record shareholders to below 300 in order to suspend our periodic reporting obligations to the SEC.

At the regular monthly meeting of the board of directors held on November 23, 2004, the board met with a representatives of the Company’s legal counsel, Godfrey & Kahn, S.C. and its independent accounting firm, Wipfli LLP, to begin discussing the advantages and disadvantages of commencing a going-private transaction in order to reduce the number of shareholders of record to a number that would allow the Company to terminate its public reporting responsibilities.  During this meeting, an overview of the alternative methods of effecting a going-private transaction were discussed, as well as whether the Company should explore further the possibility of entering into such a transaction.  Among other things, it was determined that a valuation of the Company should be obtained in order to ascertain a fair price to pay for the stock of non-continuing shareholders.  Following the discussion, it was decided that proposals should be obtained from financial advisors to perform a valuation and fairness opinion for the Company.

At the next regular monthly meeting of the board of directors, held on December 21, 2004, the board, after reviewing the information presented at the prior month’s meeting, unanimously voted to pursue the necessary steps for going private and directed management to formulate the information necessary for making a decision as to the appropriate structure of such a transaction.

After the meeting, Godfrey & Kahn, S.C., on our behalf, contacted several financial advisers to discuss the possible engagement by us in connection with a going private transaction.

On January 11, 2005, the board of directors met to further discuss issues related to a going-private transaction.  The Company’s legal counsel, Godfrey & Kahn, S.C., also attended the meeting and made a detailed presentation to the board regarding various legal matters.  In addition, the board again considered various benefits and disadvantages of a going private transaction.  At the meeting, based on management’s recommendation, our board selected Ryan Beck & Co. as its financial advisor.  Although management believed each of the financial advisors that had been contacted was well-qualified, management recommended retaining Ryan Beck & Co. based on that firm’s extensive experience, knowledge and background in valuing financial institutions and holding companies in recent similar transactions in Wisconsin.  On January 27, 2005, the Company formally engaged Ryan Beck & Co., Inc.

At a special meeting on February 8, 2005, the board of directors discussed issues relating to a going private transaction.  Ryan Beck & Co., Inc. and Godfrey & Kahn, S.C. also attended the meeting.  Ryan Beck & Co., Inc. provided the board with information regarding capital needs and the funding options for a going private transaction and discussed the strengths and weaknesses of using subordinated debt or trust preferred securities.  Various structures of a potential going private transaction were also discussed with Godfrey & Kahn, S.C., and the board determined that a reverse stock split followed by a forward stock split was the most desirable alternative.

During February and March 2005, management and Godfrey & Kahn, S.C. contacted several potential sources of financing for a possible going private transaction.

On March 8, 2005, at a special meeting of the board of directors, Ryan Beck & Co., Inc. delivered a valuation of the common stock and discussed in detail its analysis and methodology.  Their report specified a fair value range of $53 to $57 per share of stock, which was subsequently updated in May 2005 to $52 to $56, based upon an updated analysis.

On April 7, 2005, the Company received a written nonbinding proposal from Associated Bank to provide the financing for a potential going private transaction.

On April 8, 2005 Mr. Slatky and a representative of the Company’s outside legal counsel met with representatives from the Federal Reserve to discuss the proposed transaction, including the general terms of the proposed transaction and the anticipated underlying financing.  In addition, pro forma financial information as of December 31, 2005 was provided to the Federal Reserve.

At a special meeting of the board of directors on April 19, 2005, the board of directors determined that the split ratio of 1-for-500 was the most desirable ratio for effecting a reverse stock split.

At a meeting of the board of directors on May 17, 2005, after considering all of the information before it, including the advice of its legal and financial advisors, and following lengthy discussions, the board unanimously approved the split transaction by means of a 1-for-500 reverse stock split followed immediately by a 500-for-1 forward stock split, pursuant to which shareholders owning less than 500 shares would receive $54.00 in cash for each of their pre-split shares of our common stock.  The $54.00 per share price represents the middle of the range determined by Ryan Beck & Co., Inc.  Following the board’s determination of the $54.00 per share price, Ryan Beck & Co., Inc. delivered its oral opinion that the $54.00 per share cash consideration to be paid shareholders holding less than 500 shares of our common stock prior to the reverse stock split was fair from a financial point of view to our non-continuing shareholders who will be cashed out of the transaction.

In determining the number of shares a shareholder needed to own in order to remain a shareholder after the split transaction, it was important that the board strike a proper balance between reducing the number of shareholders of record to a sufficient level below 300 to ensure that the Company could proceed with its plans to go private, while minimizing the capital outlay necessary to cash out the non-continuing shareholders.  The board considered a variety of cutoff thresholds, but determined that the cutoff numbers under 500 shares were too low because, although there would be fewer than 300 record shareholders if a transaction were completed at other levels, the board felt that these were too close to the 300 record shareholder threshold.  In the board’s opinion, ratios above 500 would result in more than an adequate number of shareholders being cashed out while needlessly increasing the cost of the transaction.  Based upon this analysis, the board selected 500 shares as the minimum number of shares required to remain as a record shareholder.

The board was cognizant that some of the small shareholders of the Company would not want to be cashed out in the split transaction.  The board understood in reaching its decision to go forward with the split transaction that unaffiliated shareholders will retain some control over whether they remain shareholders after the split transaction in that they may consolidate their stock ownership or acquire additional shares so that they own at least 500 shares of common stock immediately before the split transaction.  In addition, shareholders may transfer ownership of their shares into “street name” with a broker owning at least 500 shares in order to avoid being cashed out.  Accordingly, small shareholders retain some control over the decision as to whether to remain a continuing shareholder after the split transaction is effected, or to be a non-continuing shareholder and receive the cash payment for their shares.  In addition, beneficial owners who would be cashed out if they were record owners instead of beneficial owners, and who wish to receive a cash payment from us as part of the split transaction, may inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account in their own name.  The board felt that this flexibility helped to balance the interests of the continuing and non-continuing shareholders.

The board determined that the proposed transaction was fair to our unaffiliated shareholders, and specifically with respect to the unaffiliated, non-continuing shareholders receiving cash in the split transaction.  No independent committee of the board of directors, however, has reviewed or approved the fairness of the split transaction.  In addition, no unaffiliated representatives acting solely on behalf of the stockholders being cashed out for the purpose of negotiating the terms of the split transaction or preparing a report concerning the fairness of the split transaction was retained by the Company or by a majority of the directors who are not employees of the Company.

As discussed above, because our shareholders will have some control over the decision as to whether to remain a continuing shareholder, by acquiring additional shares, by consolidating their stock ownership or by transferring their stock in and out of “street name,” the board felt that these procedural safeguards would not add significant additional protection for our unaffiliated shareholders.  In addition, the Company retained Ryan Beck & Co., Inc. as an independent financial advisor to value of the common stock and to deliver to us its written fairness opinion, a copy of which is attached as Appendix B.

We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets.  Our board did not seek any such proposals because these types of transactions are inconsistent with the narrow purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation

Luxemburg’s Reason for the Split Transaction

The primary purpose of the split transaction is to eliminate the expense and management’s time and effort related to our disclosure and reporting requirements under the federal securities laws and related shareholder servicing expense associated with being an SEC reporting company. The specific factors considered in electing at this time to undertake the split transaction and become a non-SEC reporting company are as follows:

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Because our current number of shareholders of record exceeds 500, we are required to comply with the disclosure and reporting requirements under the Exchange Act, as well as new requirements of the Sarbanes-Oxley Act of 2002.  The cost of complying with these requirements is expected to be substantial.  We estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $380,000 on an annual basis by eliminating the requirements to make periodic reports and reducing the expenses of shareholder communications.  These expenses for 2005 are expected to include legal expenses ($50,000), accounting expenses ($70,000), expenses for meeting internal control reporting requirements ($197,000) and other expenses ($3,000).  We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($60,000) spent on reporting and securities law compliance matters.  We believe that these obligations have become more burdensome on small SEC reporting companies like ours as a result of the Sarbanes-Oxley Act of 2002.  In going private, we can eliminate the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as a SEC-reporting company.  Management will be able to focus more of its attention on customers and the communities in which we operate, rather than compliance with regulatory burdens;

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In the board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight, given the absence of a liquid market for our common stock and the fact that approximately ____% of our shareholders own fewer than 500 shares, and given that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market and do not expect to do so in the near future.  If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth;

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The split transaction will allow the non-continuing shareholders to realize what our board has determined to be is a fair price for their Luxemburg common stock.  In reaching this conclusion, our board considered, among other factors, the valuation report prepared by Ryan Beck & Co.  In particular, our board considered that the $54.00 price represents approximately 17.9 times earnings for the twelve months ended March 31, 2005, and a 63.6% premium over book value as of March 31, 2005.

We considered that some shareholders may prefer to continue as shareholders of Luxemburg as a SEC-reporting company, which is a factor weighing against the split transaction.  However, we believe that the disadvantage of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages.  We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition.  Accordingly, we are not likely to make use of any advantage that our status as a SEC-reporting company may offer.

The board realized that many of the benefits of a deregistration transaction, such as eliminating costs associated with SEC reporting obligations and allowing management to focus on customers, community and core business initiatives, have been in existence for some time.  However, it was not until the board felt the impact over time of the increasingly stringent regulation brought on by the Sarbanes-Oxley Act that it began seriously to consider a strategic transaction that would result in the deregistration of our common stock.  As a result of these factors, the board determined that it should undertake the transaction at this time.  See “ – Background of the Split Transaction.”

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, Luxemburg does not have any other purpose for engaging in the split transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the split transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The split transaction, if completed, will have different effects on the non-continuing shareholders and the continuing shareholders.  You should read the discussion under “ – Luxemburg’s Position as to the Fairness of the Split Transaction” and “ – Effects of the Split Transaction on Shareholders of Luxemburg” for more information regarding these effects of the split transaction.

We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the split transaction.  The following were the alternative transactions considered, but rejected:

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Issuer Tender Offer.  Our board of directors considered an issuer tender offer to repurchase shares of our outstanding common stock.  The results of an issuer tender offer, however, would be unpredictable due to its voluntary nature, thus the board was uncertain as to whether this alternative would result in a sufficient number of shares being tendered.  Moreover, federal regulations impose rules regarding the treatment of shareholders in a tender offer, including pro-rata acceptance of offers from shareholders, which make it difficult to ensure that we would be able to significantly reduce the number of shareholders of record.  As a result, the board rejected this alternative.

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Open Market Purchase Program.  The board considered going private by means of an open market purchasing program.  The board rejected an open market purchasing program because it would be highly unlikely that shares of common stock could be acquired by the Company from a sufficient number of holders to accomplish the going private objective in light of the fact that there is no active trading market for our common stock.

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Cash-Out Merger.  The board considered a cash-out merger of the Company with a newly formed corporate subsidiary, with the conversion of the outstanding shares occupying in the same general manner and ratios as in the split transaction.  This type of merger would have the same net effect on our shareholders as the split transaction.  However, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the split transaction, but would have required the formation of a new corporation, more documentation than the split transaction, including a detailed plan of the merger, and likely more regulatory issues and increased costs.

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Maintaining the Status Quo.  The board considered maintaining the status quo.  In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits.  Thus, the board considered maintaining the status quo not to be in our best interests or the best interest of our unaffiliated shareholders and rejected this alternative.

See “ – Structure of the Split Transaction” for further information as to why this split transaction structure was chosen.

Luxemburg’s Position as to the Fairness of the Split Transaction

The board of directors has unanimously determined that the split transaction is fair to, and in the best interests of, the Company and our shareholders, including our unaffiliated shareholders.  In reaching this conclusion, the board considered a number of positive and negative factors impacting both the non-continuing, as well as the continuing shareholders.  Factors that the board considered positive for the non-continuing shareholders include:

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our smaller shareholders who prefer to remain as shareholders of Luxemburg, despite the board’s recommendation, may elect to do so by acquiring sufficient shares or accumulating their shareholdings so that they hold at least 500 shares of common stock in their own names immediately prior to the split transaction;

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beneficial owners who hold their shares in “street name,” who would be cashed out if they were record owners instead of beneficial owners, and who wish to be cashed out as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they will be cashed out;

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the cash price of $54.00 represents a 63.6% premium over our book value of our common stock as of March 31, 2005;

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whereas our common stock has no liquid market, the cash to be paid to non-continuing shareholders in the split transaction will provide certainty of value to those shareholders and immediate liquidity for them; and

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no brokerage or other transaction costs are to be incurred by non-continuing shareholders in connection with the divestiture of their shares.

The factors that our board of directors considered as potentially negative for the unaffiliated shareholders that are non-continuing shareholders included:

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non-continuing shareholders will be required to surrender their shares involuntarily in exchange for the cash-out price determined by the board without the opportunity to liquidate their shares at a time and for a price of their choosing;

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non-continuing shareholders will not have the opportunity to participate in any of our future growth and earnings; and

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non-continuing shareholders will be required to pay income tax on the receipt of cash in the split transaction.

Factors that the board of directors considered positive for the unaffiliated shareholders that are continuing shareholders included:

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they will continue to have the opportunity to participate in our future growth and earnings;

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they will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements; and

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the two step structure of the split transaction will avoid disruption to holders of 500 or more shares of our common stock, who are not being cashed out in the transaction, by avoiding the requirement that these shareholders physically exchange their stock certificates for cash for fractional shares of common stock and replacement stock certificates for whole shares of common stock.

The factors that our board of directors considered as potentially negative for the unaffiliated shareholders that are continuing shareholders included:

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they will have reduced access to our financial information once we are no longer a SEC-reporting company, although Luxemburg and the Bank will continue to be subject to the filing requirements of our Federal and State bank regulatory agencies;

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the continuing shareholders will lose certain anti-takeover protections provided to public companies under Wisconsin law, unless we subsequently adopt amendments to our articles of incorporation electing to be covered by those statutes;

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the fact that future business partners might require more information from us before entering into a business relationship due to the lack of publicly available information about us;

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the fact that we may have a lower public profile in our community, which may be a negative factor with some of our customers; and

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the fact that continuing shareholders will lose certain protections currently provided under the Securities Exchange Act, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act.

We believe that the split transaction is procedurally fair to our unaffiliated shareholders, including those that are continuing shareholders and those that are non-continuing shareholders.  In concluding that the split transaction, including the cash to be paid to the non-continuing shareholders, is procedurally fair to our unaffiliated shareholders, the board of directors considered a number of factors.  The factors that our board of directors considered positive for all unaffiliated shareholders, including both continuing and non-continuing shareholders, included the following:

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the split transaction is being effected in accordance with all applicable requirements of Wisconsin law;

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our board of directors is primarily comprised of independent members, and, accordingly, there was no need to form a special committee or retain any unaffiliated representative(s) to represent unaffiliated shareholders, as the board was able to adequately balance the competing interests of the non-continuing shareholders and the continuing shareholders in accordance with their fiduciary duties.  Although all of our board members do own stock in Luxemburg, the 500 share cutoff set in the split transaction was determined without regard to the directors’ share ownership, and as this represented the sole potential conflict of interest and the board members will be treated identically to all other shareholders in the split transaction, the board did not feel that any additional protections that may be afforded by a special committee would be significant;

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the board obtained a valuation report and fairness opinion from an independent third party concerning our common stock, and the board imposed no limitations upon Ryan Beck & Co., Inc. with respect to the investigation made or procedures followed in rendering its valuation report and fairness opinion;

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the board retained and received advice from legal counsel in evaluating the terms of the split transaction;

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management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the split transaction, or potentially ineffective in achieving the goals of providing cash and value to the non-continuing shareholders as soon as possible and eliminating the costs and burdens of public company status;

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shareholders will have the opportunity to determine whether or not they will remain shareholders after the split transaction by acquiring sufficient shares or accumulating their share holdings so that they hold at least 500 shares immediately prior to the split transaction or selling sufficient shares so that they hold less than 500 shares immediately prior to the split transaction, so long as they act sufficiently in advance of the split transaction so that the sale or purchase is reflected in our shareholder records before the effective time of the split transaction.

The board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the split transaction to our unaffiliated shareholders, whether they are continuing or non-continuing shareholders.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both continuing and non-continuing shareholders to the same degree, on the procedural fairness of the split transaction:

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although the interests of the continuing shareholders are different from the interests of the non-continuing shareholders and may create actual or potential conflicts of interest in connection with the split transaction, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the non-continuing, shareholders for the purpose of negotiating the terms of the split transaction or preparing a report concerning the fairness of the split transaction;

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the transaction is not structured to require approval of at least a majority of unaffiliated shareholders; however, we determined that any such voting requirement would improperly usurp the power of the holders of a majority of the shares voting on the matter to consider and approve the proposed amendment as provided in our articles of incorporation and under Wisconsin law;

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no appraisal or dissenters’ rights are available under Wisconsin law to shareholders who dissent from the split transaction;

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we did not solicit any outside expressions of interest in acquiring the company; and

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we did not receive a valuation of our common stock by a second independent appraiser, in addition to the valuation report prepared by Ryan Beck & Co., Inc., even though the receipt of recommendations from two independent appraisers with respect to the consideration to be paid in the split transaction may result in a presumption that the consideration was fair under Wisconsin law.

The board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the split transaction to our unaffiliated shareholders, whether they are continuing or non-continuing shareholders, and the foregoing factors are outweighed by the procedural safeguards previously described.  In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership following the split transaction and who will be treated identically to unaffiliated shareholders in the split transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

In addition, with respect to the determination not to seek a second opinion on valuation, our board felt that the valuation coupled with the fairness opinion that was given by Ryan Beck & Co., Inc. provided sufficient procedural safeguards with respect to the cash to be paid to the non-continuing shareholders, and determined that it would be unnecessary to incur the additional cost associated with obtaining a second recommendation from a second independent appraiser, particularly given that the possible presumption of fairness under Wisconsin law would be rebuttable by any shareholder presenting contrary evidence.

Because shareholders will have the opportunity to adjust their share ownership levels and thereby elect whether or not to remain a shareholder, the board did not consider the absence of appraisal rights to be a significant factor with respect to the split transaction.

We therefore believe that the split transaction is substantively and procedurally fair to our unaffiliated shareholders, including those that are continuing shareholders and those that are non-continuing shareholders, for the reasons and factors described above.  In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole.  None of the factors that we considered led us to believe that the split transaction is unfair to our unaffiliated shareholders, whether they are continuing or non-continuing shareholders.

No unaffiliated person has made any offer during the past two years regarding our merger or consolidation with or into such person, for the sale or other transfer of all or any substantial part of our assets, or for the purchase of a controlling number of shares of our common stock.

In evaluating the $54.00 per share that unaffiliated, non-continuing shareholders will receive in the split transaction, the board considered whether this constitutes a fair price in relation to net book value, going concern value, and the valuation report and fairness opinion of Ryan Beck & Co., Inc.  As discussed above, the board considered the fact that the $54.00 cash price represents a 63.6% premium over our book value as of March 31, 2005, to be a factor weighing in favor of the split transaction.

In evaluating the $54.00 share price for purposes of determining the fairness of the split transaction, we relied upon the financial analyses performed by Ryan Beck & Co., which calculated a range of fair values of our common stock, utilizing comparable peer group analysis, comparable transactions analysis and discounted dividend analysis, among other analyses.  Ryan Beck & Co., Inc.’s analyses are summarized in “-Valuation of Financial Advisor; Fairness Opinion.”  We expressly adopt the analyses and conclusions of Ryan Beck & Co., Inc. set forth in its valuation report and fairness opinion, and have relied on these analyses in making our fairness determination as described in this proxy statement.

In reaching a determination as to fairness, the board did not consider the liquidation value of our assets to be a material factor in our consideration of the fairness of the split transaction, because it had no intention of liquidating the assets of the Company.

Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the split transaction or the fairness of the consideration to be received by our shareholders, other than the fairness opinion and valuation report received from Ryan Beck & Co., Inc.  Attached as Appendix B to this proxy statement is a copy of the full fairness opinion.

We have not made any provision in connection with the split transaction to grant unaffiliated shareholders access to our corporate files or to obtain counselor appraisal services at our expense.  With respect to unaffiliated shareholders’ access to our corporate files, our board determined that this proxy statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders.  With respect to obtaining counselor appraisal services solely for unaffiliated shareholders at our expense, the board did not consider these actions necessary or customary.  Our board also considered the fact that under Wisconsin corporate law, and subject to certain conditions set forth under Wisconsin law, shareholders have the right to review our relevant books and records of account.

Board Recommendation

Our board of directors believes the terms of the split transaction are fair and in the best interests of our unaffiliated shareholders and unanimously recommends that you vote “FOR” the proposal to adopt the amendments to our articles of incorporation that will allow us to effect the split transaction.

Valuation of Financial Advisors; Fairness Opinion

Ryan Beck & Co., Inc. (“Ryan Beck”) acted as financial advisor to Luxemburg in connection with the planned de-registration of its common stock from the Securities and Exchange Commission (“SEC”).  On January 27, 2005, Luxemburg formally retained Ryan Beck to act as its financial advisor with respect to the going private transaction.  Ryan Beck’s financial advisory role included providing a valuation range of Luxemburg’s common shares to be repurchased and issuing an opinion as to the fairness, from a financial point of view, of the per share price offered to its shareholders who will be partially or fully cashed-out as a result of the reverse stock split to be effected as part of the plan to de-register the common stock of Luxemburg from the SEC.  The shares that are expected to be repurchased in the split transaction, which are referred in this summary as the “repurchased shares,” will be repurchased through a 1-for-500 reverse stock split.  As part of our analysis, we asked Luxemburg’s Wisconsin legal counsel whether Wisconsin statutes and/or Wisconsin published court decisions have specifically addressed the applicability of a control premium in connection with the determination of fair value under Wisconsin law.  We were advised that if our use of the control premium was to eliminate a minority share discount, then our analysis should include one.  In our analysis, we have included a control premium but not an acquisition premium.  The addition of a control premium assures that fair value includes no inherent minority discounts, and allows full proportionate value for each share.

Ryan Beck, as a customary part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers, acquisitions and other securities-related transactions.  Ryan Beck is a nationally recognized advisor to firms in the financial services industry.  Ryan Beck has knowledge of, and experience with, the banking market in which Luxemburg operates and banking organizations within this market, and was selected by Luxemburg because of Ryan Beck’s knowledge of, experience with, and reputation in the financial services industry.

Ryan Beck prepared its valuation report as of May 9, 2005 (the “Valuation Date”), and determined that the fair value range of the repurchased shares was between $52.00 and $56.00 per share.  Ryan Beck presented the valuation report to Luxemburg’s board of directors at a meeting held on May 17, 2005.  After the presentation, the board discussed the valuation report with and without Ryan Beck’s participation.  Following the discussion, the board of directors set the price for the shares to be repurchased at $54.00 per share, which was within the range of values indicated in the presentation by Ryan Beck.  The ultimate decision and responsibility as to the pricing of the shares was made by the board of Luxemburg.  Ryan Beck delivered to Luxemburg its oral opinion, that based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as referred to herein, that the $54.00 per share price to be offered by Luxemburg is fair from a financial point of view to the Luxemburg shareholders who will be partially or fully cashed-out as a result of the split transaction.  See “—Background of the Split Transaction” for further discussion of this meeting.  Our opinion may not be quoted, used or circulated for any other purpose without our prior written consent, except for inclusion in the split transaction proxy statement issued by Luxemburg relating to the split transaction described in this opinion.

On May 18, 2005 Ryan Beck presented Luxemburg with its written fairness opinion, attached as Exhibit B, dated May 17, 2005.  No limitations were imposed by Luxemburg’s board of directors upon Ryan Beck with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of Ryan Beck’s fairness opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Ryan Beck, is attached as Appendix B to this proxy statement.  Shareholders of Luxemburg are urged to read the Ryan Beck fairness opinion in its entirety.  The Ryan Beck fairness opinion is directed to Luxemburg’s board of directors and is directed only to the per share price offered to shareholders who will be partially or fully cashed-out as a result of the split transaction.  The fairness opinion does not address Luxemburg’s underlying business decision to effect the proposed split transaction, nor does it constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed split transaction at the special meeting or as to any other matter.  The Ryan Beck fairness opinion was among many factors taken into consideration by Luxemburg’s board of directors in making its determination of the repurchase price.  The fairness opinion does not address the relative merits of the split transaction as compared to any alternative business strategies that might exist for Luxemburg or the effect of any other strategy in which Luxemburg might engage.  The summary of the Ryan Beck opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the document.  In rendering its opinion, Ryan Beck does not admit that it is an expert within the meaning of the term “expert” as used within the Securities Act and the rules and regulations promulgated thereunder, or that its fairness opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

In connection with rendering its opinion to Luxemburg’s board of directors, Ryan Beck performed a variety of financial analyses.  In conducting its analyses and arriving at its opinion as expressed herein, Ryan Beck considered such financial and other factors as it deemed appropriate under the circumstances including the following:

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Luxemburg’s Annual Reports on Form 10-K for the years ended December 31, 2004, 2003, 2002 and 2001;

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Luxemburg’s Form 10Q and FRY-9C for the quarter ended March 31, 2005 and the year ended December 31, 2004;

•

Luxemburg’s Proxy Statements dated March 25, 2004 and March 24, 2003;

•

Data provided by Luxemburg with respect to historical stock prices and trading volume of Luxemburg’s common stock;

•

Financial forecasts and projections of Luxemburg prepared by its management, including the following: (1) net income of $1.9 million for 2005, $2.0 million for 2006, $2.2 million for 2007, $2.4 million for 2008 and $2.6 million for 2009; (2) asset growth of 8.0% per year for the years 2005 to 2009; and (3) a tax rate of 35% per year for the years 2005 to 2009.

•

Other operating and financial information provided to Ryan Beck by the management of Luxemburg relating to its business and prospects; and

•

The publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Luxemburg.

Additionally, Ryan Beck:

•

Conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;

•

Analyzed the impact of the split transaction on Luxemburg and its continuing shareholders as if the split transaction occurred on January 1, 2005;

•

Discussed with management the financial condition, businesses, assets, earnings and management’s views about the future performance of Luxemburg;

•

Reviewed the nature and terms of certain other “going-private” transactions that it believed to be relevant; and

•

Reviewed the draft of the proxy statement with respect to the split transaction’s terms and conditions.

Ryan Beck also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of financial institutions, its knowledge of securities valuation generally, and its knowledge of “going-private” transactions in the financial services industry.

In connection with its review, Ryan Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Luxemburg and its banking subsidiary that was publicly available or provided to Ryan Beck by Luxemburg and its representatives.  Ryan Beck is not an expert in the evaluation of allowance for loan losses.  Therefore, Ryan Beck did not assume any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the consolidated balance sheet of Luxemburg at March 31, 2005, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the SEC as of that date.  Ryan Beck discussed certain operating forecasts and financial projections (and the assumptions and basis therefore) with the management of Luxemburg.  Ryan Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of management.  Ryan Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Luxemburg or its banking subsidiary nor did Ryan Beck review any loan files of Luxemburg or its banking subsidiary.  Ryan Beck also assumed that the split transaction in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Luxemburg.

The preparation of a valuation involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  Therefore, Ryan Beck’s opinion is not readily susceptible to partial analysis or summary description.  In arriving at its opinion, Ryan Beck performed a variety of financial analyses.  Ryan Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the evaluation process underlying Ryan Beck’s opinion.

The forecasts and projections discussed with Ryan Beck were prepared by the management of Luxemburg without input or guidance from Ryan Beck.  Luxemburg normally does not publicly disclose internal management projections of the type provided to Ryan Beck in connection with the opinion.  Actual results could vary significantly from those set forth in such projections.

In its analyses, Ryan Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Luxemburg.  Any estimates contained in Ryan Beck’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.  Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.  In rendering its opinion, Ryan Beck assumed that, in the course of obtaining the necessary approvals for the split transaction, no conditions would be imposed that will have a material adverse effect on the contemplated benefits of the split transaction.

Ryan Beck’s opinion was based solely upon the information available to it and the economic, market and other circumstances, as they existed as of the date of the opinion.  Ryan Beck did not and does not express any opinion as to the price or range of prices at which Luxemburg’s common stock might trade subsequent to the split transaction.  Events occurring after the date of the opinion could materially affect the assumptions and conclusions contained in Ryan Beck’s opinion.  Ryan Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

The following is a brief summary of the analyses and procedures performed by Ryan Beck in the course of arriving at its opinion.  The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan Beck in the course of arriving at its opinion.

Analysis of Recent Trading Activity.  Ryan Beck noted that Luxemburg does not trade on any exchange, the OTC Bulletin Board or the Pink Sheets.  Luxemburg’s management provided Ryan Beck with a list of the trades that it was aware of that occurred during the twelve months ended March 31, 2005.  The total number of shares traded during this time period was 3,195 shares, representing 0.57% of current outstanding shares.  All shares were traded in a range of $40.00 - $52.00 per share.  The last traded price was $52.00 per share.  Given the lack of volume and infrequency of trades, we have not factored in the most recent stock price of $52.00 per share into our analysis.

Analysis of Selected Publicly Traded Companies and Determination of Implied Trading Value.  The objective in preparing a comparable peer group analysis is to determine the implied price range that Luxemburg would trade at if its shares were liquid and publicly traded.   By making this adjustment, Ryan Beck eliminated the lack of marketability discount in Luxemburg’s share value range.  Ryan Beck compared Luxemburg’s financial data and performance as of March 31, 2005, to a peer group of 14 selected publicly traded commercial banking organizations with assets between $100 million and $500 million, return on average assets greater than 50 basis points, nonperforming loans as a percentage of total loans greater than 75 basis points, located in the Midwest.  Ryan Beck, in its judgment, deemed this group to be generally comparable to Luxemburg.  Listed below are the peer group companies.

The results of Ryan Beck’s comparisons are reflected in the following table.  The financial data and ratios shown in the table are as of or for the twelve months ended March 31, 2005, and the market valuation multiples are based on market prices as of May 9, 2005.

As of or for the latest twelve month period ending March 31, 2005.

Ryan Beck noted that the overall performance of Luxemburg was in line with peers.  One key difference noted below is Luxemburg’s strategy to focus on commercial lending versus its bank peer group, which is more focused on real estate lending.

Luxemburg was smaller than the peer group with $173.7 million in assets compared to peer group median of $252.2 million. The Company had equity capital of $18.4 million compared to $25.2 million for the peer group.  Equity to assets for Luxemburg was 10.59% compared to 9.40% for the peer median.  Tangible equity to tangible assets was 10.59% for the Company compared to 8.95% for the peer median.  Tier 1 capital and total capital to risk-adjusted assets were 10.84% and 12.09%, respectively, for Luxemburg, lower than the peer medians of 13.89% and 15.27%.

Ryan Beck noted that Luxemburg’s loan portfolio represented 85.70% of its assets, higher than the peer group median of 64.20%.  Ryan Beck also noted the following about Luxemburg:

•

Its loan portfolio had a smaller real estate orientation, with real estate loans to total loans at 44.77% compared to the peer group median at 75.71%.

•

Its commercial real estate loans, including construction and development and multi-family loans, accounted for 22.05% of Luxemburg’s total loan portfolio versus 36.88% for the median of the peer group.

•

Its 1-4 family residential loans represented 22.71% of total loans, lower than the peer median of 38.30%.

•

Its consumer and commercial & industrial loans, at 6.62% and 40.25% of total loans, respectively, represented a significantly larger portion of Luxemburg’s total loan portfolio than that of the peer group, which had medians of 5.35% and 13.54%, respectively.

•

Its level of transaction account deposits at 48.16% of total deposits was lower than the peer group median of 58.10%.  Luxemburg’s non-interest bearing deposits to total deposits at 14.36% was slightly higher than the peer group median of 12.36%.

Ryan Beck also noted Luxemburg’s asset quality as measured by non-performing loans to total loans and non-performing assets to total assets (1.75% and 1.62% respectively) was higher than the peer group medians (1.20% and 0.89%, respectively).  The Company’s ratio of reserves to non-performing loans of 83.58% was below the peer median of 101.70%, yet its loan loss reserves as a percentage of total loans of 1.47% was higher than the peer median of 1.21%.

Additionally, Ryan Beck noted the following:

•

The latest twelve month performance of Luxemburg as measured by return on average assets and return on average equity (0.99% and 9.43%, respectively) was in line with that of the peer group median (0.91% and 10.17%, respectively).  During the twelve months ended March 31, 2005, Luxemburg recognized $419,000 in non-recurring securities gains.  Subtracting out the after tax portion of the securities gains from net income resulted in a core ROAA and ROAE for Luxemburg of 0.84% and 7.95%, respectively, below the peer median ratios of 0.90% and 10.16%.

•

Luxemburg’s net interest margin at 4.35% was higher than the peer median of 3.96%.

•

Luxemburg’s non-interest income to average assets ratio at 1.24% was higher than the peer median of 0.93%. The efficiency ratio (64.01%) was better than the peer group median of 66.06%, however Luxemburg’s non-interest expense as a percentage of average assets of 3.34%, was higher than the peer group median of 2.75%, chiefly related to branch expansion costs.

•

Luxemburg’s asset and deposit growth rates over the past twelve months of 3.15% and 4.28%, respectively, were similar to the peer median asset and deposit growth rates of 3.68% and 3.08%, respectively.  Over the same period, revenue grew 4.05% compared to a peer median of 1.24%.

Lastly, Ryan Beck noted that Luxemburg is not publicly traded on an exchange, the OTC Bulletin Board or the Pink Sheets.  Accordingly, Ryan Beck could not compare Luxemburg’s pricing ratios to the peer median ratios.

The following table displays Ryan Beck’s determination of the range of implied trading values of Luxemburg based upon the peer group trading multiples and Luxemburg’s valuation indicators:

Ryan Beck noted that Luxemburg realized $419,000 of non-recurring income from the gain on sale of securities for the twelve months ended March 31, 2005.  Accordingly, Ryan Beck adjusted net income downward to develop core (i.e. recurring) earnings per share of $2.55.  Ryan Beck also noted that there were only four estimates in the peer group for 2005 EPS and two estimates for 2006 EPS.  Ryan Beck did not consider these to be meaningful because of the limited data.

Ryan Beck noted that the $40.86 share price is below the Luxemburg’s last traded price of $52.00 per share.  Given the lack of volume and infrequency of trades, we have not factored in the most recent stock price of $52.00 per share in our analysis.

Ryan Beck noted that Luxemburg’s overall financial performance was in line with the peer group and therefore believes that the average of the implied trading values per share based on price to latest twelve months earnings per share, price to latest twelve months core earnings per share, price to book value per share and price to tangible book value per share accurately reflects the trading value of the Company.

No company used in the Analysis of Selected Publicly Traded Companies and Determination of Implied Trading Value is identical to Luxemburg.  Accordingly, an analysis of the results involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

Discounted Dividend Analysis.  Using a discounted dividend analysis, Ryan Beck estimated the present value of the future dividend stream that Luxemburg could produce in perpetuity.

As a basis for performing this analysis, Ryan Beck utilized 2005 – 2009 earnings per share and asset growth rate estimates for Luxemburg, which were based on projections provided by management.  These projections are based upon various factors and assumptions, many of which are beyond the control of the Company.  These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above.  Actual future values or results may be significantly more or less favorable than suggested by such projections.  In producing a range of per share Luxemburg common stock values, Ryan Beck utilized several assumptions that, in its judgment, it considered appropriate, relating to the discount rates, terminal year multiples and tangible equity to tangible asset ratios.   Ryan Beck noted that Luxemburg’s 2005 projected net income represented a substantial increase over 2004 net income and was significantly higher than the growth rate provided by management for years 2006 – 2009.  The improvement in projected earnings relates to management’s expectation that it will return to normal operating earnings in 2005, after having to take a special loan loss provision in 2004 for the charge-off of a nonperforming loan.  To arrive at an appropriate discount rate, Ryan Beck utilized Luxemburg’s historical return on average equity range of 12.0% to 14.0%.  The terminal year price to earnings multiples, based on historical trading multiples of the banking industry, ranged from 13.0x to 15.0x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates).

The discounted dividend analysis produced the range of net present values per share of Luxemburg common stock illustrated in the chart below:

This analysis is intended to estimate the fair market value of Luxemburg common stock due to its limited trading activity.  Ryan Beck noted that the implied value of Luxemburg based on the midpoint value is $49.02.

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Luxemburg common stock.  The discounted dividend analysis is a widely used valuation methodology, but Ryan Beck noted that it relies on numerous assumptions, including earnings projections, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions.  Any variation from these assumptions would likely produce different results.

Fair Market Value Analysis.  Ryan Beck determined the fair market value of Luxemburg’s common stock by averaging the implied values derived from the Analysis of Selected Publicly Traded Companies and Determination of Implied Trading Value and the midpoint value of the Discounted Dividend Analysis. The average of the two values produced a fair market value of Luxemburg’s common stock of $44.94 per share.  The fair market value of $44.94 is below the Luxemburg’s last traded price of $52.00 per share.  Given the lack of volume and infrequency of trades, we have not factored in the most recent stock price of $52.00 per share in our analysis.  The following table summarizes the fair market value of Luxemburg.

Control Premium Analysis.  The purpose of the control premium is to eliminate the minority share discount in the implied valuation range.  This adjustment complies with the requirements of Wisconsin case law, which requires that fair value have no discounts for minority status or lack of marketability.

In determining the control premium valuation, Ryan Beck used two methodologies: A control premium range of 10%-20% above Luxemburg’s fair market value and a dividend discount analysis with a control premium incorporated.

Control Premium Valuation.  Based upon historical analysis and experience, Ryan Beck concluded that control premiums valuations generally ranged from 10.0% to 20.0% over the fair market value of the common stock of a company.   To determine the control premium values for Luxemburg, Ryan Beck applied the range to Luxemburg’s fair market value of $44.94.  The table below presents the implied fair market value with a control premium of 10%, 15% and 20%, respectively.

Control Premium Valuation - Dividend Discount Analysis.  To incorporate a control premium in the Dividend Discount Analysis, Ryan Beck made the following assumptions:

•

Changed the terminal year multiple range from 13.0x to 15.0x to 16.0x to 18.0x, representing a 20.0%-23.1% premium to the historical multiple range.  Increasing the terminal year multiple results in a higher valuation and provides a control premium.

•

All other assumptions previously discussed remained the same.

The discounted dividend analysis incorporating a control premium produced the range of values per share of Luxemburg common stock illustrated in the chart below:

Summary of Control Premium Valuation and Dividend Discount Analysis.  Ryan Beck determined that an equal weighting for each valuation methodology was appropriate.  Based upon the control premium valuation and dividend discount analysis, Ryan Beck believes that the price range of the repurchased shares should be $52.00 to $56.00.  Listed below are the implied values per share determined by the analyses.

Comparison of Fair Market Value Price.  Ryan Beck’s range of $52.00 to $56.00 per share represents a 15.7% and 24.6% premium, respectively, to the fair market value price of Luxemburg’s common stock of $44.94 per share.  The $54.00 per share value chosen by Luxemburg’s board of directors is a 20.1% premium to the fair market value price.

Financial Impact Analysis.  In order to measure the impact of the split transaction on Luxemburg’s operating results, financial condition and capital ratios, Ryan Beck analyzed the pro forma effects of the split transaction on 2005 operating results (assuming the split transaction had been completed on January 1, 2005).  In performing this analysis, Ryan Beck utilized latest twelve months ended March 31, 2005, balance sheet and income statement data and relied on certain assumptions provided by the management of Luxemburg relating to earnings projections, as well as the structure and costs associated with the split transaction.  Ryan Beck, based upon representations from the management of Luxemburg, assumed the Company raised $5.0 million of new subordinated debt to finance the split transaction and related expenses, estimated to be $192.5 thousand.  Ryan Beck based the cost of that capital of the subordinated debt on the three-year forward yield curve of the 3-month LIBOR rate as of May 9, 2005, plus a credit spread of 265 basis points (7.06%).  Luxemburg estimated the range of cost savings related to the de-registration of its securities to be between $375 thousand and $670 thousand pre-tax.  To be conservative, Ryan Beck has assumed pre-tax cost savings of $375 thousand in its analysis.

Based on the $52.00 to $56.00 per share valuation range, the following table highlights the expected pro forma impact on Luxemburg.  The actual results achieved may vary materially from the projected results.

	$52.00	$56.00
2005 Estimated EPS Accretion	20.37%	19.84%
Book Value Dilution	12.78%	15.18%
Tangible Book Value Dilution	12.78%	15.18%
Leverage Ratio	7.76%	7.56%

Conclusion.  Ryan Beck, in its valuation report, provided the board of directors of Luxemburg with a valuation range for the split transaction of $52.00 to $56.00 per share.  The board of directors decided to offer $54.00 per share to all shareholders affected by the split transaction.  Noting that the $54.00 per share price offered falls in the valuation range of $52.00 to $56.00 per share and considering all other relevant factors, Ryan Beck gave Luxemburg’s board of directors its opinion that the $54.00 per share price offered by the Company pursuant to the split transaction is fair from a financial point of view to Luxemburg’s shareholders who will be partially or fully cashed out as a result of the split transaction.

With regard to Ryan Beck’s services in connection with Luxemburg’s de-registration, Luxemburg paid Ryan Beck a retainer of $20,000.  Upon delivery of the valuation report and the opinion, Ryan Beck will receive a fee of $65,000.  Luxemburg has agreed to reimburse Ryan Beck for reasonable out-of-pocket expenses.  Such out-of-pocket expenses shall include travel, legal and other miscellaneous expenses and shall not, in the aggregate, exceed $10,000 without the prior consent of Luxemburg.  Luxemburg has agreed to indemnify Ryan Beck against certain liabilities, including certain liabilities under federal securities laws.

Ryan Beck has not had a prior investment banking relationship with Luxemburg.  Ryan Beck’s research department does not provide published investment analysis on Luxemburg.  Ryan Beck does not act as a market maker in Luxemburg common stock.  In the ordinary course of Ryan Beck’s business as a broker-dealer, Ryan Beck may execute trades of the  equity securities of Luxemburg for the accounts of its customers.

Structure of the Split Transaction

The proposed split transaction has been structured as a two-step stock split transaction to allow small shareholders to obtain the fair value in cash for their shares, to avoid disruption to shareholders of 500 or more shares who would not be cashed out in the transaction, and to limit the cost of the split transaction by avoiding costs associated with cashing out the fractional shares of the holders of 500 or more shares of common stock and reissuing stock certificates to those shareholders.

The board elected to structure the transaction to take effect at the record shareholder level, meaning that Luxemburg will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be cashed out.  The board chose to structure the transaction this way in part because it determined that this method would provide Luxemburg with the best understanding at the effective time of how many shareholders would be cashed out and what the exact cost to the Company would be, because the Company will be able to obtain a complete and final list of all record shareholders at the effective time.  Conversely, if the transaction treated beneficial holders, who own their shares through a broker or nominee, the same as record shareholders, then although Luxemburg would provide each broker and nominee the opportunity to receive cash in exchange for each beneficial holder owning less than 500 shares, the broker or nominee would not be required to exchange the shares, thus creating some uncertainty as to how many shareholders will ultimately be cashed out.  In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be treated as continuing or non-continuing shareholders.  See “Effect of the Split Transaction on Shareholders of Luxemburg—Examples.”  The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing and non-continuing shareholders.  Although providing this flexibility generates an element of uncertainty, in that the split transaction may not eliminate as many shareholders as anticipated, the board felt that the high split ratio of 500-to-1 allowed a sufficient margin for shareholders to transfer their shares in or out of street name.  Overall, the board determined that structuring the transaction as a two-step stock split transaction that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings.  For further background on the alternative structures considered by the board of directors and the selection of the split ration, see “-Background of the Split Transaction” and “-Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation.”

Effects of the Split Transaction on Luxemburg; Plans or Proposals after the Split Transaction

The split transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on Common Stock Outstanding

Our articles of incorporation currently authorize the issuance of 2,400,000 shares of common stock.  As of the record date, the number of outstanding shares of common stock was 560,635.  Based upon our best estimates, if the split transaction had been consummated as of the record date, the number of outstanding shares of common stock would have been reduced approximately ____% from 560,635 to approximately _______ and cash would have been paid for approximately ______ shares, and the number of record shareholders would have been reduced from approximately ___ to approximately ___, or by approximately ___ record shareholders.

The number of authorized shares of common stock will remain unchanged after completion of the split transaction.  After completion of the split transaction, we will have 2,400,000 authorized shares of common stock, of which approximately 464,308 will be issued and outstanding.  We have no current plans, arrangements or understandings to issue any common stock except pursuant to our existing employee and director stock purchase plans.

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the split transaction, we expect that our common stock will be held by fewer than 300 record shareholders.  Accordingly, our obligation to continue to file periodic reports with the SEC will be terminated pursuant to Rule 12g-4 of the Securities Exchange Act.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC.  Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $380,000 on an annual basis.  These annual costs are broken down as follows:

Description	Amount
Independent Auditors	$70,000
SEC Counsel	50,000
Current and Additional Staff and Executive Time	60,000
Meeting Internal Control Reporting Requirements	197,000
Other	3,000
Total	$380,000

We will apply for termination of the registration of our common stock and of our SEC reporting obligations as soon as practicable following completion of the split transaction.  Following completion of the split transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports on a regular basis.

Elimination of Non-Continuing Shareholders

As a result of the split transaction, all shares held by non-continuing shareholders will be converted into the right to receive $54.00 in cash.  As a result, the non-continuing shareholders will not have the opportunity to participate in our earnings and growth after the split transaction.  Similarly, the non-continuing shareholders will not face the risk of losses generated by our operations or any decline in our value after the split transaction.  For more effects of the split transaction on our shareholders, see “-Effects of the Split Transaction on Shareholders of Luxemburg” below.

Effect on Statutory Anti-Takeover Protections

As a result of the split transaction, Luxemburg will no longer automatically be covered by certain provisions of Wisconsin corporate law that protect publicly-held corporations from hostile takeovers and abusive takeover tactics.  These provisions prohibit a person from engaging in specified transactions with the corporation after that person has acquired a significant portion of the corporation’s shares.  These protections are summarized as follows:

•

Business Combination Statute.  This statute prohibits business combinations, including mergers, share exchanges, asset sales, liquidations and dissolutions, between publicly held Wisconsin corporations and an interested stockholder, defined generally as a holder of at least 10.0% of the corporation’s stock.  This prohibition lasts for a period of three years from the time the interested stockholder acquires 10.0%, and following this three-year period, business combinations may only be completed if (a) the board approved the interested stockholder’s acquisition of 10.0% or more of the corporation’s shares; (b) a majority of shareholders, excluding the interested stockholder, approves the business combination; or (c) the interested stockholder pays a “fair price,” as defined in the statute, for the shares it acquires in the business combination.

•

Fair Price Statute.  Wisconsin corporate law requires that business combinations between publicly held Wisconsin corporations and a person designated as a significant shareholder must be approved by 80.0% of all of the corporation’s shareholders and two-thirds of all of the corporation’s shareholders other than the significant shareholder.  This requirement does not apply if the corporation’s shareholders receive a “fair price,” as defined in the statute, for their shares from the significant shareholder in the business combination.  A significant shareholder is generally defined as a person who owns 10.0% or more of the corporation’s outstanding shares or who is an affiliate of the corporation and owned at least 10.0% of the corporation’s outstanding shares at any time within the prior two-year period.

•

Control Share Statute.  Under Wisconsin corporate law, if a person holds more than 20.0% of the outstanding shares of a publicly held Wisconsin corporation, the voting power of the shares held by that person in excess of 20% of the corporation’s outstanding shares is reduced to 10.0% of the voting power the excess shares would otherwise have had.  The full voting power of the excess shares may be restored by a vote of holders of a majority of the corporation’s outstanding shares.  The person seeking restoration of full voting power may vote on this resolution.

Because by statute these provisions apply only to Wisconsin corporations that have shares registered with the SEC, they will not apply to Luxemburg after we terminate our registration.  However, under Wisconsin law, a corporation may elect in its articles of incorporation to be governed by these statutory provisions even if the corporation is not a SEC-reporting company.  Therefore, Luxemburg may in the future elect to be covered by these protections, but only if our shareholders approve the necessary amendments to our articles of incorporation.  No such amendments are currently proposed.

Reduction in Capital

As a result of the split transaction, our capital will be reduced, although we anticipate that we will remain “well capitalized” for bank regulatory purposes.  For example, it is estimated that Tier 1 capital as of March 31, 2005 will be reduced approximately $________, from approximately $18,273,000 to $_________ on a pro forma basis.  However, our Tier 2 capital will increase by approximately $5.0 million as a result of the subordinated debt financing for the split transaction.  See “- Financing of the Split Transaction” for a description of the financing.  Our actual and pro forma capital ratios at March 31, 2005 are as follows:

March 31,

Well-Capitalized

2005

Pro Forma

Minimum

Leverage ratio

10.28%

7.66%

5.0%

Tier 1 ratio

10.84%

7.81%

6.0%

Total capital ratio

12.09%

11.99%

10.0%

Other Financial Effects of the Split Transaction

We expect that the split transaction and the use of approximately $___ million in cash to complete the split transaction, which includes approximately $___ million to be paid to non-continuing shareholders in exchange for their shares, and approximately $200,000 in professional fees and other expenses related to the split transaction, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.  See “-Fees and Expenses” for a description of the fees and expenses we expect to incur in connection with the split transaction.  See “-Financing of the Split Transaction” below for a description of how the split transaction will be financed.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Plans or Proposals

Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, either with respect to Luxemburg or the Bank, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our or the Bank’s assets, to change either of our board of directors or management, to change materially our indebtedness or capitalization (except to the extent described under the caption “ – Financing the Split Transaction”), or otherwise to effect any material change in our corporate structure or business or that of the Bank.  As stated throughout this proxy statement, we believe there are significant advantages in effecting the split transaction and becoming a non-SEC reporting company.  Although our management does not presently have any intent to enter into any transaction described above, either at the holding company or Bank level, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares or entering into any other arrangement or transaction we may deem appropriate.  In this event, our continuing shareholders may receive payment for their shares in any such transaction lower than, equal to or in excess of the amount paid to the non-continuing shareholders in the split transaction.

Effects of the Split Transaction on Shareholders of Luxemburg

The general effects of the split transaction on the non-continuing shareholders and the continuing shareholders are described below.

Effects of the Split Transaction on the Non-Continuing Shareholders

The split transaction will have both positive and negative effects on the non-continuing shareholders.  All of these changes will affect unaffiliated and affiliated non-continuing shareholders in the same way.  The board of directors of Luxemburg considered each of the following effects in determining to approve the split transaction.

Positive Effects:

As a result of the split transaction, the non-continuing shareholders will:

•

have the right to receive a cash payment of $54.00 per share for their shares of Luxemburg common stock, which allows them to obtain cash for their shares even though our shares are not traded in an active market; and

•

be able to immediately liquidate their holdings without having to pay brokerage fees or commissions, which the board felt particularly important given the very limited trading activity in our common stock.

Negative Effects:

As a result of the split transaction, the non-continuing shareholders will:

•

no longer be able to participate in any of our future earnings and growth; and

•

be required to pay federal and, if applicable, state and local income taxes on the cash they receive in the split transaction.  For further discussion, see the section of this proxy statement entitled “Material Federal Income Tax Consequences of the Split Transaction.”

In addition, the non-continuing shareholders will not have dissenters’ appraisal rights in connection with the split transaction.  See “-Appraisal Rights and Dissenter’s Rights; Escheat Laws” below.

Effects of the Split Transaction on the Continuing Shareholders

The split transaction will have both positive and negative effects on the continuing shareholders.  All of these changes will affect unaffiliated and affiliated continuing shareholders in the same way.  Our board of directors considered each of the following effects in determining to approve the split transaction.

Positive Effect:

As a result of the split transaction;

•

any of our future earnings and growth will be solely for the benefit of the continuing shareholders

•

management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth; and

•

we estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $380,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of shareholder communications.

Negative Effects:

As a result of the split transaction:

•

the liquidity of our common stock will likely be reduced following the split transaction because of the reduction in the number of our record shareholders; and

•

some of the anti-takeover protections currently provided to our shareholders under Wisconsin law will no longer be available when we are a non-SEC reporting company, unless our shareholders subsequently approve amendments to our articles of incorporation electing to be covered by these statutes.  Note that under our current articles of incorporation, certain business combinations with interested shareholders require approval from a super-majority of voting stock.  See “-Effects of the Split Transaction on Luxemburg; Plans or Proposals after the Split Transaction” above.

Examples

The following table illustrates some examples of how the split transaction, if approved, will affect shareholders:

HYPOTHETICAL SCENARIO	RESULT
Mr. Smith is a registered shareholder who holds 300 shares of common stock in his own name prior to the split transaction.

Instead of receiving a fractional share of common stock immediately after the reverse split, Mr. Smith’s shares will be converted into the right to receive cash.  Mr. Smith would receive $16,200 ($54.00 x 300 shares).

Note:  If Mr. Smith wants to continue his investment in the company, prior to the effective time, he can buy at least 200 more shares.  Mr. Smith would have to act far enough in advance of the split transaction so that the purchase is completed and the additional shares are credited in his account by the close of business (local time) on the date of the effective time.

Ms. Jones has two separate record accounts.  As of the effective time, she holds 300 shares of common stock in one account and 350 shares of common stock in the other.  All of her shares are registered in her name only.

Ms. Jones will receive cash payments equal to the cash-out price of her common stock in each record account instead of receiving fractional shares.  Ms. Jones would receive two checks totaling $40,500 ($54.00 x 300 = $16,200 and $54.00 x 350 = $18,900)

Note:  If Ms. Jones wants to continue her investment in Luxemburg, she can consolidate or transfer her two record accounts prior to the effective time into an account with at least 500 pre-split shares of common stock.  Alternatively, she can buy at least 200 more shares for the first account and 150 more shares for the second account, and hold them in her account.  She would have to act far enough in advance of the split transaction so that the consolidation or the purchase is completed by the close of business (local time) on the day of the effective time.

Mr. Johnson holds 750 shares of common stock as of the effective time.	After the split transaction, Mr. Johnson will continue to hold 750 shares of common stock.
Ms. Schmidt holds 300 shares of common stock in her name in a brokerage account through ABC Bank as of the effective time. She is the sole beneficial owner holding shares in this account.

Luxemburg intends for the split transaction to be effected at the record-holder level.  Because ABC Bank is the record-holder of fewer than 500 shares, Ms. Schmidt will receive, through her broker, a check for $16,200 (300 shares x $54.00).

Mr. Andrews holds 300 shares of common stock in “street name” through XYZ Brokerage as of the effective time. XYZ Brokerage also holds 1,000 shares for 10 other beneficial owners.

Because the split transaction will be effected at the record-holder level, Mr. Andrews will continue to hold 300 shares of common stock in “street name” name through XYZ Brokerage, which is considered the record-holder.  The other beneficial owners will likewise continue to own their shares in “street name.”

Note:  If Mr. Andrews wants to be cashed out in the split transaction, he can transfer his shares out of “street name” into his own name.  He would have to act far enough in advance of the split transaction so that the transfer is completed by the close of business (local time) on the day of the effective time.

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the split transaction described in this proxy statement.  Shareholders who have transferred their shares of Luxemburg stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares.  Instead, the brokerage firms or custodians typically hold all shares of Luxemburg stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.”  If that single nominee is the record shareholder for 500 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the split transaction.  Because the split transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 500 shares.  At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our stock as they did at the start of this transaction, even if the number of shares they own is less than 500.  If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the split transaction to affect you.  Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the split transaction, you may have no way of knowing whether you will be cashed out in the transaction until it is consummated.  However, because we think it is likely that any brokerage firm or other nominee will hold more than 500 shares in anyone account, we think it is likely that all “street name” holders will remain continuing shareholders.

The board elected to structure the split transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will be treated as continuing or non-continuing shareholders.  See “-Structure of the Split Transaction.”  Shareholders who would still prefer to remain as shareholders of Luxemburg may elect to do so by acquiring sufficient shares so that they hold at least 500 shares in their own name immediately prior to the split transaction.  In addition, beneficial owners who would be cashed out if they were record owners instead of beneficial owners, and who wish to receive a cash payment from Luxemburg as a part of the split transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name.  In either case, these shareholders will have to act far enough in advance of the split transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Split Transaction

The executive officers and directors of Luxemburg and the Bank will participate in the split transaction in the same manner and to the same extent as all of the other shareholders.  We anticipate that all or substantially all of the shares of common stock owned by our directors and executive officers will continue to be outstanding following the split transaction.  Because there will be fewer outstanding shares, our executive officers and directors will own a larger relative percentage of the Company on a post-split basis.  This represents a potential conflict of interest because the directors of Luxemburg approved the split transaction and are recommending that you approve it.  Despite this potential conflict of interest, the board believes the proposed split transaction is fair to our unaffiliated shareholders, for the reasons discussed in the proxy statement.

The fact that each director’s percentage ownership of Luxemburg’s stock will increase as a result of the split transaction was not a consideration in the board’s decision to approve the split transaction or in deciding its terms, including the 500 share cutoff.  In this regard, the directors as a group will be treated exactly the same as other shareholders.  In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant.  The board did not set the 500 share cutoff in order to avoid cashing out any directors.  In addition, the increase in each director’s percentage ownership of our stock resulting from the split transaction is expected to be insignificant.  The director owning the most shares of our stock beneficially owns 1.4% of our stock now, and would beneficially own approximately 1.6% following the split transaction, which does not have any appreciable effect on his ability to control the Company.  As a group, the percentage beneficial ownership of all directors and executive officers of Luxemburg and the Bank would increase only 1.2%, from approximately 6.1% to approximately 7.3% after the split transaction, which also is very unlikely to have a practical effect on their collective ability to control the Company.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “-Background of the Split Transaction,” “-Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation,” and “-Effects of the Split Transaction on Shareholders of Luxemburg.”

In addition, our board of directors, throughout its consideration of the transaction, recognized that the interests of the non-continuing shareholders are different and possibly in conflict.  The non-continuing shareholders may wish to remain shareholders of a SEC-reporting company, and, in the split transaction, may have the goal of obtaining the highest value for their shares, while the continuing shareholders, may have the goal of retaining cash for our future operations.  See “-Background of the Split Transaction” and “-Reasons for the Split Transaction; Fairness of the Split Transaction; Board Recommendation” for a discussion of how the board of directors addressed this situation.

None of the executive officers or directors of Luxemburg or the Bank who beneficially own an aggregate of at least 500 shares of common stock has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date.  In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 500 shares are held in each account, in an effort to allow the holders to receive cash in lieu of fractional shares.

Financing of the Split Transaction

Luxemburg expects that the split transaction will require approximately $5.4 million in cash, which includes approximately $5.2 million to be paid to non-continuing shareholders in exchange for their shares and approximately $200,000 in professional fees and other expenses payable by us related to the split transaction.  See “-Fees and Expenses” for a breakdown of the expenses associated with the split transaction.

The Company intends to finance the split transaction, in part, through the issuance of $5,000,000 of subordinated debt.  The Company has received a commitment from an independent financial institution to provide the subordinated debt facility, which is not subject to any material conditions.  No alternative financing plans are currently in place in the event that the plans for the subordinated debt falls through, however, the Company is exploring, and will continue to explore, other such alternatives.  The subordinated debt has been structured to qualify as Tier 2 capital in accordance with Federal Reserve guidelines and will contain the following terms:

Type of Facility	Unsecured subordinated debt instrument, qualifying as Tier-2 capital pursuant to Federal Reserve guidelines

Amount	$5,000,000

Rate	265 basis points over 30-day LIBOR

Term	6-year bullet note with interest payments tied to the Bank’s customary dividend dates (either quarterly or semi-annual)

In addition to the subordinated debt facility described above, the Company will have available a $500,000 senior debt facility.  It will not, however, be obligated to draw on this facility and has no current plans to do so.

Material Federal Income Tax Consequences of the Split Transaction

The following discusses the material federal income tax consequences to us and our shareholders that would result from the split transaction.  No opinion of counselor ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the split transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service.  This discussion is based on existing U.S. federal income tax law, which may change, even retroactively.  This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances.  In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes.  In addition, this discussion does not discuss any state, local, foreign or other tax considerations.  This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.  Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the split transaction, in light of their individual circumstances.

Federal Income Tax Consequences to Luxemburg and the Bank

We believe that the split transaction would be treated as a tax-free “recapitalization” for federal income tax purposes.  This should result in no material federal income tax consequences to us or the Bank.

Federal Income Tax Consequences to Continuing Shareholders Who Receive No Cash

If you continue to hold our common stock immediately after the split transaction, and you receive no cash as a result of the split transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the split transaction.

Federal Income Tax Consequences to Non-Continuing Shareholders Who Receive Cash

If you receive cash as a result of the split transaction and do not continue to hold shares of our common stock immediately after the split transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes.  The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

•

A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

•

A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the split transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss.  With respect to individuals, amounts treated as a taxable dividend will also be taxable as capital gain provided that you held your shares for at least 60 days prior to the split transaction.  Otherwise, they will be taxable to you as ordinary income.  With respect to corporate shareholders, amounts treated as taxable dividend will be ordinary income, although a corporate taxpayer (other than an S corporation) is generally entitled to exclude a portion of a dividend from its taxable income.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the split transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•

the split transaction results in a “complete termination” of your interest in Luxemburg;

•

your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•

your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code.  Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly.  For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.”  In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50.0% or more (in value) of the stock.  Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities.  This is referred to as “entity attribution.”  You are also deemed to own shares which you have the right to acquire by exercise of an option.  Furthermore, shares constructively owned by someone may be reattributed to you.  For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination.  If you receive cash in the split transaction and do not constructively own any of our common stock after the split transaction, your interest in Luxemburg will be completely terminated by the split transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock.  Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the split transaction and would only constructively own shares of our common stock after the split transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Luxemburg completely terminated by the split transaction.  Among other things, waiving family attribution requires (a) that you have no interest in Luxemburg (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the split transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the split transaction occurs.

Substantially Disproportionate.  If you receive cash in the split transaction and immediately after the split transaction you constructively own shares of our common stock, you must compare (X) your percentage ownership immediately before the split transaction (i.e., the number of common shares actually or constructively owned by you immediately before the split transaction divided by 560,635, which is our current number of outstanding shares) with (Y) your percentage ownership immediately after the split transaction (i.e., the number of common shares constructively owned by you immediately after the split transaction divided by ________, which is our current estimate of the number of shares of common stock outstanding immediately after the split transaction).

If your post-split transaction ownership percentage is less than 80.0% of your pre-split transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock.  Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend.  If (a) you exercise no control over the affairs of Luxemburg (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Luxemburg is minimal, and (c) your post-split transaction ownership percentage is less than your pre-split transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash.  For these purposes, constructive ownership of less than 1.0% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5.0% of the outstanding shares is probably a relatively minimal ownership interest.

In all other cases, if you receive cash in lieu of a fractional share of our common stock, and immediately after the split transaction you constructively own shares of our common stock, the cash you receive will likely be treated: (a) first, as a taxable dividend to the extent of Luxemburg’s accumulated earnings and profits; (b) then, if the total amount of cash paid in the split transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15.0%.  Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35.0%.  In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who own fewer than 500 shares of common stock would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the split transaction to avoid backup withholding requirements that might otherwise apply.  The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the split transaction.  Failure to provide such information may result in backup withholding at a rate of 28.0%.

As explained above, the amounts paid to you as a result of the split transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances.  The discussion of material U.S. federal income tax consequences of the split transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect.  You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the split transaction, in light of your specific circumstances.

Appraisal Rights and Dissenter’s Rights; Escheat Laws

No appraisal or dissenters’ rights are available under Wisconsin law to shareholders who dissent from the split transaction.  There may exist other rights or actions under Wisconsin law or federal or state securities laws for shareholders who can demonstrate that they have been damaged by the split transaction.  Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate actions in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state.  Persons whose shares are eliminated and whose addresses are unknown to us, or who do not return their common stock certificate(s) and request payment, generally will have a period of years (depending on applicable state law) from the effective date in which to claim the cash payment payable to them.  For example, with respect to shareholders whose last known addresses are in Wisconsin, as shown by our records, the period is five years.  Following the expiration of that five-year period in certain circumstances, the escheat laws of Wisconsin would likely cause the cash payments to escheat to the State of Wisconsin.  For shareholders who reside in other states or whose last known addresses, as shown by our records, are in states other than Wisconsin, those states may have abandoned property laws that call for the state to obtain either custodial possession of property that has been unclaimed until the owner reclaims it or escheat of such property to the state.  Under the laws of these other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years.  If we do not have an address for the record shareholder, then unclaimed cash-out payments would be turned over to our state of principal business location, Wisconsin, in accordance with its escheat laws.

Regulatory Requirements

In connection with the split transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•

filing of amendments to Luxemburg’s articles of incorporation with the Wisconsin Department of Financial Institutions, Division of Corporate and Consumer Services, in accordance with Wisconsin law;

•

obtaining approval from the Federal Reserve Board to redeem shares of its common stock in connection with the split transaction; and

•

complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC and the Division of Wisconsin Department of Financial Institutions, Division of Securities.

Accounting Treatment

We anticipate that we will account for the split transaction by treating the shares repurchased in the split transaction as treasury shares.

Fees and Expenses

We will be responsible for paying the split transaction related fees and expenses, consisting primarily of fees and expenses of our financial advisor, attorneys and accountants, and other related charges.  We estimate that our expenses will total approximately $210,000, assuming the split transaction is completed.  This amount consists of the following estimated fees:

Description	Amount
Valuation fee	$85,000
Legal fees and expenses, including financing	85,000
Accounting fees and expenses	5,000
Printing and mailing costs	5,000
Financing and lender expense reimbursement	30,000
Total	$210,000

PROPOSAL 2

ELECTION OF DIRECTORS

Four directors are to be elected at the annual meeting.  It is intended that the accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board of directors to fill any such vacancy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

Nominees

The following three directors are nominated for re-election as directors for a three year term to expire at the Company’s annual meeting of shareholders in 2008:

RONALD A. LEDVINA – Age 59.  Mr. Ledvina owns and operates Ledvina Farms in a partnership with his brother.  From 1969 to 1975 he was employed by Sentry Insurance as a computer programmer and systems programmer.  He was employed by Northwest Engineering as a computer programming project leader from 1975 through 1980, where he was responsible for financial and manufacturing computer program development.  Mr. Ledvina has been a director of the Bank since 1989 and a director of the Company since 1989.

DAVID L. LUEBBERS – Age 55.  Mr. Luebbers, President and a Director of the Bank, has held numerous officer positions since 1989.  Mr. Luebbers is responsible for overseeing all bank operations and managing the investment portfolio.  Mr. Luebbers also serves as one of the Company’s Vice Presidents.  He has been a director of the Bank and the Company since 2000.

LOIS M. HOIDA – Age 65.  Mrs. Hoida was a Certified Residential Appraiser until she retired in 1998.  She owned Hoida Appraisal Service specializing in rural properties.  From 1989 through 1994 she was employed by L. McDonald Insurance Agency (a subsidiary of the Denmark State Bank) doing appraisals for the Denmark State Bank.  Prior to becoming an appraiser, she was in real estate sales.  Mrs. Hoida now manages the Beacon Offices, a family owned investment, and serves as secretary on the board of directors of the Beacon Center Association.  Mrs. Hoida was elected a director of the Bank and Company in 2003.

The following director is nominated for re-election as director for a two-year term to expire at the Company’s annual meeting of shareholders in 2007:

PETER J. THILLMAN – Age 39.  Mr. Thillman was elected a director of the Bank in July 2004.  He is currently the Director of Economic Development for the City of Green Bay.  From 1995 to 2000, he was employed by the Wisconsin Department of Commerce as a Development Zone Specialist.  Mr. Thillman received his Bachelor of Administration degree from the University of Notre Dame in 1988 and his Masters Degree in Development Studies from Ohio University in 1992.

Continuing Directors

The following directors have terms expiring at the Company’s annual meeting of shareholders in 2006:

THOMAS J. RUECKL – Age 64.  Mr. Rueckl has been a director of the Bank since 1985 and a director of the company since 1986.  He is currently Chairman of the Company.  From 1963 to 1972, Mr. Rueckl was employed as a Wisconsin licensed funeral director and retail salesman/buyer for the McMahon Funeral Home/Furniture Store in Luxemburg, Wisconsin.  From 1972 to present, he has served as President and one-third owner of the business.

RAYMOND J. BALZA – Age 54.  Mr. Balza was elected a director of the Bank in February 2003.  He has been employed by Packerland Packing Company since 1973.  Positions included serving as Controller and Manager of Financial Reporting.  Mr. Balza received his Bachelor of Science – Business Administration/Accounting Degree from the University of Wisconsin Green Bay in 1973.

DONALD E. PRITZL – Age 63.  Mr. Pritzl was General Manager of Casco FS Cooperative, a farm supply cooperative, with its main office at Casco, Wisconsin and branches at Luxemburg and Forestville until his retirement in 1999.  Casco FS Cooperative is a member of GROWMARK, INC. of Bloomington, Illinois.  Mr. Pritzl began his career as a GROWMARK employee in 1969, as sales manager for Manitowoc Farmco Cooperative, and has been manager of Casco FS Cooperative since 1980.  He has been a director of the Bank since 1992 and a director of the Company since 1993.  He is currently Secretary of the Company.

The following directors have terms expiring at the Company’s annual meeting of shareholder in 2007:

JOHN A. SLATKY – Age 53.  Mr. Slatky is President, Chief Executive Officer and a director of the Company and Vice Chairman of the Bank.  He commenced employment with the Bank in 1984 and has held various executive positions with the Company or the Bank since 1986.  He is a financial representative with the Bank’s Raymond James Financial Services department.  He was employed at the Kimberly State Bank from 1974 through 1983.  Mr. Slatky has been a director of the Company since 1987 and a director of the Bank since 1986.

STEPHEN L. SEIDL – Age 58.  Mr. Seidl was elected to the board of the Bank and Company in 2003.  He has been a real estate broker since 1970.  He is currently owner/partner in ERA Titletown Realtors.  Also managing broker of Seidl and Associates, a division of ERA.  He is President of TCD (Tosa Construction and Development, Inc.) a land development and luxury home building firm.  His community involvement currently includes serving as a member of the board of directors of the Allouez Optimist Club and Bay Lakes Boy Scout Council, Treasurer of the Ashwaubenon Business Association, board member and classroom volunteer of the Brown County Junior Achievement, and Executive Committee member of Advance, Inc., the economic development arm of the Green Bay Chamber of Commerce.

Information Regarding the Board and its Committees

The Bank’s board of directors has an Audit Committee and an Executive Committee, which functions as the Bank’s Compensation Committee.  Messrs. Ledvina, Balza and Hoida serve on the Audit Committee, which meets with financial management, supervises the internal audit effort and meets with the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters.  Messrs. Rueckl, Pritzl and Slatky serve on the Executive Committee, which reviews the compensation of the President and Chief Executive Officer and other officers of the Bank and determines employee bonus plan allocations.

The Audit Committee of the Bank met four times during 2004 and the Executive Committee of the Bank met one time during 2004.  The entire board of directors of the Bank met fourteen times during 2004.  All directors attended at least 75% of the aggregate number of board meetings and committee meetings.

The board of directors of the Company met ten times during 2004.  The Company’s board of directors appointed Messrs. Ledvina, Balza and Hoida to serve on the Company’s Audit Committee, which meets with the independent auditors to review all accounting, audit and financial matters including the review of quarterly filings.  The Committee met four times during 2004.  The Company has no other standing committees.  All directors attended at least 75% of the aggregate number of board and Committee meetings.

There is no standing Nominating Committee at the Company.  The entire board of directors is responsible for this function, but does not operate under a formal charter.  The board of directors has determined that each of the directors, with the exception of Messrs. Slatky, Rueckl and Luebbers, is an “independent” director as such term is defined by Rule 4200(a)(14) of the National Securities Dealers listing standards.  Due to the relatively small size of the Company and the resulting efficiency of a board of directors that is also limited in size, as well as the lack of turnover in the board of directors, the board of directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee.  The board of directors intends to review periodically whether such a nominating committee should be established.

The board of directors will consider candidates for director that are nominated by shareholders in accordance with the procedures set forth in the Company’s bylaws.  Under the bylaws, nomination, other than those made by the board of directors, must be made pursuant to timely notice in proper form to the secretary of the Company.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the Company at the Company’s principal office not later than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year.  To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The following circumstances cause the board to initiate a nomination process: retirement of a current board member, death of a current board member, or the board member determines to expand the number of current directors for the betterment of the board.  The board establishes a list of potential candidates, evaluates the candidates based on established criteria and then ranks the candidates based on the current needs of the board.  Selected candidates are asked to complete the Interagency Biographical and Financial Report.  The completed report is then evaluated on the same basis as the FDIC evaluates potential candidates for de novo banks by Calvert Consulting.  The candidates are then elected to the board as designed in the Company’s bylaws.

The board of directors currently does not have a formal process for shareholders to send communications to the board of directors because the board believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board.  However, shareholders wishing to communicate with the board of directors may send communications directly to Thomas Rueckl, Chairman of the Board, c/o Luxemburg Bancshares, Inc., 630 Main Street, P.O. Box 440, Luxemburg, Wisconsin 54217-0440.

Director Compensation

Non-employee directors are compensated at a rate of $700 per month.  The compensation is invested in a deferred compensation program until retirement of the director at which time it is paid to the director over a ten (10) year period.  The deferred compensation interest rate is determined by the board of directors on or before January 31 for the then current deferral year.  The current rate is 8%.

The chairman of the board is compensated at a rate of $850 per month.  The compensation is invested in a deferred compensation program on the same terms as the other directors.

In addition, all non-employee directors are compensated $150 per meeting attended and $150 per day for the time spent attending to other banking related matters.

ABOUT THE ANNUAL MEETING

Date, Time and Place of Annual Meeting

Our board of directors is asking for your proxy for use at the annual meeting of shareholders to be held on ___________, 2004, at ______ local time at the Rendezvous, E896 County Road N, Luxemburg, Wisconsin, and at any adjournments or postponements of that meeting.

Record Date

You may vote at the annual meeting if you were the record owner of shares of our common stock at the close of business on __________, 2005, which has been set as the record date.  At the close of business on the record date, there were 560,635 shares of common stock outstanding held by approximately ___ record shareholders.  You are entitled to one vote on each matter considered and voted upon at the annual meeting for each share of common stock you held of record at the close of business on the record date.

Quorum; Vote Required for Approval

The presence, in person or by proxy, of a majority of our outstanding shares is necessary to constitute a quorum at the annual meeting.  Approval of the split transaction requires the affirmative vote of holders of a majority in voting power of all outstanding shares of our common stock entitled to vote at the annual meeting, or 280,318 of the 560,635 outstanding shares.  Because the executive officers and directors of Luxemburg have the power to vote a total of 34,105 shares, and because we believe that all of them will vote in favor of the transaction, this means a total of 246,213 shares held by shareholders who are not executive officers or directors of the Company will be required to vote in favor of the transaction for it to be approved.  Because the executive officers and directors hold only approximately 6.1% of the voting power of our outstanding common stock, there is no assurance that the split transaction will be approved.

The nominees for directors of the Company who receive the greatest number of votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereon will be elected directors of the Company.

Abstentions and broker non-votes are counted for purposes of establishing a quorum at the annual meeting, but will have no effect on the voting for either approval of the split transaction or the election of directors.  Approval of the amendments and the split transaction do not require the separate vote of a majority of our unaffiliated shareholders, and no separate vote will be conducted.

Any proposal to adjourn or postpone the annual meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding shares of our common stock present at the meeting.

Voting and Revocation of Proxies

You may vote your shares in person by attending the annual meeting, or by mailing us your completed proxy if you are unable or do not wish to attend.  If a proxy card is submitted without instructions, the proxies will be voted “FOR” the proposals.

You can revoke your proxy at any time before Luxemburg takes a vote at the meeting by:

•

delivering to Donald Pritzl, our Secretary, at our corporate offices at 630 Main Street, Luxemburg, Wisconsin 54217, on or before the business day prior to the annual meeting, a later-dated and signed proxy card or a written revocation of the proxy;

•

delivering to us at the annual meeting prior to the taking of the vote on the split transaction a later-dated and signed proxy card or a written revocation;

•

attending the annual meeting and voting in person; or

•

if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

Revoking a proxy will not affect a vote once it has been taken.  Attendance at the annual meeting will not, in itself, constitute a revocation of a proxy.  You must vote in person at the annual meeting if you wish to change a vote that you have previously made by submitting a signed proxy.

Our board of directors is not currently aware of any business to be brought before the annual meeting other than that described in this proxy statement.  However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Solicitation of Proxies; Expenses of Solicitation

The enclosed proxy is solicited on behalf of our board of directors.  Solicitation of proxies will be made primarily by mail.  Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees.  These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

We will bear the expenses in connection with the solicitation of proxies.  Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares that those persons hold of record.

We are mailing this proxy material to our shareholders on or about ____________, 2005.

Authority to Adjourn Annual Meeting to Solicit Additional Proxies

We are asking our shareholders to grant full authority for the annual meeting to be adjourned, if necessary, to permit solicitation of additional proxies to approve the split transaction proposed by this proxy statement.

FINANCIAL INFORMATION

Selected Historical and Pro Forma Financial Data

Set forth below is our selected historical and pro forma consolidated financial information.  The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and from other information and data contained in the Annual Report.  More comprehensive financial information is included in the Annual Report.  The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report and all of the financial statements and related notes contained in the Annual Report, copies of which may be obtained as set forth below under the caption “Other Matters-Where You Can Find More Information.”

The following summary pro forma balance sheet data is based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the transaction and expenses related to the transaction.  The pro forma balance sheet data is based on the assumption that an aggregate of ______ shares will result in fractional shares and will be purchased for approximately $_________, with $200,000 in costs incurred.  We have assumed that all of the cash required to purchase the shares and the expenses of the transaction was paid from a dividend paid to us by the Bank.  We have not included pro forma income statement data, which would reflect only anticipated cost savings estimated at $380,000 on an annual basis thereafter that we expect as a result of the transaction.

The following summary consolidated balance sheet data at December 31, 2004, gives effect to the transaction as if it had occurred on January 1, 2004.  The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

LUXEMBURG BANCSHARES, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Dollars in thousands, except share data)

	Three Months Ended March 31, 2005	Change	Pro Forma

Cash, investments and cash equivalents	$ 18,503	$ ([x,xxx])	$ [x,xxx]
Loans	146,695	--	[xxx,xxx]
Other assets	8,551	--	[xx,xxx]

Total Assets	$ 173,749	$ ([x,xxx])	$ [xxx,xxx]

Deposits	$ 151,186	$ --	$ [xxx,xxx]
Other borrowings	2,287	[x,xxx]	[x,xxx]
Other liabilities	1,870	--	[x,xxx]

Total liabilities	$ 155,343	$ [x,xxx]	$ [xxx,xxx]

Common stock	$ 589	$ --	$ [xxx]
Surplus	4,629	--	[x,xxx]
Retained earnings	13,522	--	[xx,xxx]
Accumulated other comprehensive income	62	--	[xxx]
Treasury stock	(396)	([x,xxx])	([xxx])

Total Stockholders’ Equity	$ 18,406	$ ([x,xxx])	$ [xx,xxx]

Interest Income	$ 2,489	$ --	$ [x,xxx]
Interest Expense	673	[xxx]	[x,xxx]
Provision for loan losses	105	--	[x,xxx]

Net interest income	$ 1,711	$ [xxx]	$ [x,xxx]

Net income from continuing operations	$ 622	$ [xxx]	$ [x,xxx]

Basic earnings per share	$ 1.11	$ [x.xx]	$ [x.xx]
Diluted earnings per share	$ 1.11	$ [x.xx]	$ [x.xx]
Number of shares outstanding	557,762	(_________)	[xxx,xxx]

Book value per share	$ 33.00	$ [xx.xx]	$ [xx.xx]

Memorandum of Understanding

On December 21, 2004, the Bank entered into a memorandum of understanding with the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions (“MOU”).  The MOU principally focused on issues surrounding the allowance for loan and lease bases (“ALLL”) in conjunction with two separate customers identified during an examination by the FDIC and DFI and required, among other things, the Bank to replenish its ALLL for loans charged off as a result of that examination.

MARKET FOR LUXEMBURG BANCSHARES, INC. COMMON STOCK, RECENT COMMON STOCK PURCHASES AND DIVIDEND INFORMATION

There currently is no established public trading market for our common stock.  We have not had any stock splits or paid any stock dividends during the periods presented.

We do not have a formal dividend policy.  Regulations issued by the Federal Reserve Board and other federal state bank regulatory agencies govern our and the Bank’s capital requirements and may affect the amount of dividends we can pay.  Generally, the timing and amount of future dividends on our shares will depend on earnings, cash requirements, our and the Bank’s financial condition, applicable government regulations and other factors that our board deems relevant.

The Wisconsin Business Corporation Law prohibits us from paying dividends if we are insolvent or if payment of dividends would render us unable to pay our debts as they come due in the ordinary course of business.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of outstanding shares of the Company’s common stock as of April 22, 2005 by the Company’s current directors and nominees, the persons named in the compensation table shown below, current directors and executive officers as a group, and each person known to the Company to be the beneficial owner of 5% or more of the Company’s Common Stock.  Except as otherwise indicated, the address of each directors and executive officers listed below is 630 Main Street, Luxemburg, Wisconsin 54217.

	Number of Shares	Percentage of
	Beneficially Owned	Shares Outstanding

Peter A. Thillman	30	*
Raymond J. Balza	825	*
Lois M. Hoida	3,430	*
Sheri L. Knope	285	*
Ronald A. Ledvina	5,578	1.0%
David Luebbers	6,863	1.2%
Willard J. Marchant	44,000	7.9%
P.O. Box 31
Brussels, WI 54204
Donald E. Pritzl	1,551	*
Thomas J. Rueckl	6,748	1.2%
Stephen L. Seidl	1,147	*
John A. Slatky	7,648	1.3%
Nancy Vincent	40,408	7.2%
P.O. Box 480
Luxemburg, WI 54217
All directors and executive
officers as a group (10 persons)	34,105	6.1%
*Less than one percent.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns)
Equity compensation plans approved by security holders	--	N/A	19,849
Equity compensation plans not approved by security holders	--	N/A	0
Total	--		19,849

(1)

Includes 6,000 shares available for issuance under the 1999 Employee Stock Purchase Plan and 13,849 shares available for issuance under the 1999 Director Stock Purchase Plan.  Under the 1999 Employee Stock Purchase Plan, eligible employees may purchase shares annually by payroll deductions, subject to certain aggregation limitations, at a purchase price equal to 85% of the lesser of the fair market value of the Company’s Common Stock on the first day or last day of the offering period.  The number of shares available for sale under this plan may be increased on January 1 of each year by an amount equal to the lesser of (i) 6,000 shares, (ii) the number of shares purchased under the plan in the previous year or (iii) a lesser amount determined by the board of directors.  Under the 1999 Directors Stock Purchase Plan, the board of directors may, from time to time, offer directors the opportunity to purchase the Company’s Common Stock, subject to certain aggregation limitations, at an offering price equal to the fair market value, currently set at book value, of the Common Stock.

EXECUTIVE COMPENSATION

The table below sets forth certain information with respect to compensation paid during the years presented to the executive officers who received a total salary and bonus in excess of $100,000 in 2004.

Name and

Annual Compensation

All Other

Principal Position

Year

Salary

Bonus

Compensation (1)

John A. Slatky

2004

$120,664

$5,573

$8,185

President and Chief

2003

$124,798

$16,480

$7,414

Executive Officer

2002

$114,452

$12,912

$5,402

David Luebbers

2004

$102,896

$31,127

$6,695

Vice President

2003

$102,088

$88,943

$6,160

2002

$95,099

$46,617

$4,745

(1)

Represents Company contributions under the Company’s 401(k) and profit sharing plan.

AUDIT COMMITTEE REPORT

The Company has established a three-member audit committee within the board of directors, which is comprised of Ronald Ledvina, Raymond Balza and Lois Hoida.

The audit committee has reviewed and discussed the Company’s audited financial statement with management.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), “Communications with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received the written disclosures and the letter form the independent accountants required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent accountants the independent accountant’s independence.

Based upon the review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year.

The board of directors has determined that each of the audit committee members is an “independent director,” as such term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.  The board of directors has adopted a written audit committee charter.

The following table summarizes fees for professional services rendered by Wipfli LLP, the Company’s principal accountant for fiscal 2004 and 2003.  Audit related fees consist of accounting assistance/consultation during the year and the Federal Home Loan Bank qualifying collateral exam.  All Other Fees consist of consultation on the Bank’s employee handbook.

2004

2003

Audit Fees

$48,100

$41,600

Audit Related Fees

$2,030

$1,570

Tax Fees

$4,755

$4,300

All Other Fees

$8,100

$1,625

The Company has adopted an Audit and Non-Audit Services Pre-Approval Policy, which requires the pre-approval by the audit committee of all audit, audit-related, tax and other services to be provided by the Company’s independent auditor.  Pursuant to this policy, the audit committee grants a general pre-approval of certain services for a term of twelve months, specifying the scope and range of fees for such services.  Any service that is not included in this general pre-approval must be otherwise specifically pre-approved by the audit committee.  The audit committee factors in such things as consistency with the Securities Exchange Commission rules on auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality in making a determination of whether or not to grant pre-approval.  The audit committee considered that the provision of the above non-audit services is compatible with maintaining the principal accountant’s independence, and satisfied itself as to the accountant’s independence and that all services were pre-approved under the Company’s audit committee pre-approval policy guidelines.  During 2004, all services were pre-approved by the audit committee.

By:

By:

Raymond Balza

Ronald Levina

By:

Lois Hoida

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Transactions with Directors and Officers

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its directors and executive officers and their associates.  Messrs. [NAMES] or their affiliates, each had one or more loans with the Bank with an aggregate outstanding balance at March 31, 2005 in excess of $60,000.  As of that date, the directors and executive officers of the Company and their associates, as a group, were indebted to the Bank in the aggregate amount of approximately $[AMOUNT].  All loans included in such transactions were made in the ordinary course of business, on substantially the same terms (including interest rate ad collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of the Company did not involve more than the normal risk of collectibility or present other unfavorable features.

Agreements Involving Luxemburg’s Securities

There are no agreements relating to our common stock.

OTHER MATTERS

Annual Report

The Company’s Annual Report for the year ended December 31, 2004, is being mailed to each shareholders with this proxy and proxy statement.  The Company’s 2004 financial statements have been, and the Company anticipates that its 2005 financial statement will be, audited by Wipfli, LLP.  Representatives of that firm are not expected to be present at the meeting.  We encourage all board members to attend the annual shareholders meeting.  In 2004, all board of director members attended the annual meeting.

Reports, Opinions, Appraisals and Negotiations

Other than as disclosed in this proxy statement, neither Luxemburg nor the Bank has received any report, opinion or appraisal from an outside party that is materially related to the split transaction.

Shareholder Proposals for 2005 Annual Meeting

Shareholders’ proposals to be presented at the 2006 annual shareholders’ meeting must be received by us at our principal office, 630 Main Street, Luxemburg, Wisconsin, 53217 on or before ________.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.  Officers, directors and greater than then percent shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent beneficial owners compiled with all filing requirements applicable to them with respect to transactions during fiscal 2004.

Other Matters of Annual Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above.  If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement.  The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise.  Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC.  See “-Where You Can Find More Information.”

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N. W., Judiciary Plaza, Washington, DC 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549.  In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference.  This means that we are referring you to information that we have filed separately with the SEC.  The information incorporated by reference should be considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement.  Our Annual Report on Form 10-KSB for fiscal year ended December 31, 2003, including audited financial information is incorporated herein by reference.

We are also incorporating by reference all additional reports and other information filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this document and the date of consummation of the split transaction.

We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference.  You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below.  We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us.  You should direct your request to the following address: Luxemburg Bancshares, Inc., 630 Main Street, Luxemburg, Wisconsin 54217.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 630 MAIN STREET, P.O. BOX 440, LUXEMBURG, WISCONSIN 54217-0440.  EXHIBITS TO THE FORM 10-KSB WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.

By Order of the Board of Directors

Donald E. Pritzl

Secretary

Luxemburg, Wisconsin

____________, 2005

Appendix A

PROPOSED FORM OF AMENDMENT TO

ARTICLES OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

Article IV of the Amended and Restated Articles of Incorporation of Luxemburg Bancshares, Inc. is hereby amended by deleting the language up to Section A in its entirety and replacing it with the following:

“The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

Designation

Par Value

Authorized

Class

Per Share

Number of Shares

Common Stock

$

1.00

2,400,000

Preferred Stock

$

0.01

400,000

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-five hundredth (1/500) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than 500 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay in cash $54.00 for each share of Common Stock held by any registered holder of fewer than 500 shares of Common Stock immediately before the time this amendment becomes effective.”

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

PROPOSED FORM OF AMENDMENT TO

ARTICLES OF INCORPORATION

TO EFFECT FORWARD STOCK SPLIT

Article IV of the Amended and Restated Articles of Incorporation of Luxemburg Bancshares, Inc. is hereby amended by deleting the language up to Section A in its entirety and replacing it with the following:

“The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

Designation

Par Value

Authorized

Class

Per Share

Number of Shares

Common Stock

$

1.00

2,400,000

Preferred Stock

$

0.01

400,000

Without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any shareholder), immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into five hundred (500) fully-paid and nonassessable share of Common Stock (or with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable upon such [500]-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued.”

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

Appendix B

May 17, 2005

The Board of Directors

Luxemburg Bancshares, Inc.

630 Main Street

Luxemburg, WI 54217-0440

Members of the Board:

You have requested our opinion as investment bankers as to the fairness from a financial point of view of the share price offered by Luxemburg Bancshares, Inc., (“Luxemburg”) to its shareholders who will be cashed out as a result of the reverse stock split to be effected as part of the plan to de-register the common stock (the “Shares”) of Luxemburg from the Securities and Exchange Commission (the “SEC”).  All data used in our analysis is as of March 31, 2005 (“Valuation Date”).  You have requested that, in rendering this opinion, we consider among other things, the historical financial performance of Luxemburg.

Ryan Beck & Co. (“Ryan Beck”) is engaged in the business of providing certain professional consulting services and as a customary part of its investment banking business engages in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In conducting our investigation and analysis of the fair value of the shares as of the Valuation Date, we have met with members of senior management of Luxemburg to discuss their operations, historical financial statements, strategic plans and future prospects.  We have reviewed and analyzed certain publicly available information in connection with the valuation, including but not limited to the following: (i) Luxemburg’s FR Y-9C for March 31, 2005 and December 31, 2004, Luxemburg’s Annual Reports on Form 10-K for the years ended December 31, 2004, 2003, 2002 and 2001, Luxemburg’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, as well as Luxemburg’s Proxy Statements dated March 25, 2004 and March 24, 2003; (ii) Stock prices and trading volumes of Luxemburg common stock over the last twelve months provided to us by management; (iii) certain operating and financial information provided to Ryan Beck by the management of Luxemburg relating to its business and prospects; and (iv) the publicly available financial data of commercial banking organizations which Ryan Beck deemed generally comparable to Luxemburg.  We also conducted or reviewed such other studies, analyses, inquiries and examinations, as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by Luxemburg or which was publicly available and have not assumed any responsibility for independently verifying such information.  We have also relied upon the management of Luxemburg as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and basis therefor) provided to us.  In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management.  Ryan Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses.  Therefore, Ryan Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheet of Luxemburg at March 31, 2005, and Ryan Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements.  We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of Luxemburg, nor have we reviewed any individual loan files of Luxemburg or its subsidiary.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors, as we have deemed appropriate in the circumstances.  Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.  In conducting our analysis and arriving at our opinion as to the fair value of the Luxemburg common stock, we have assumed a control premium but not an acquisition premium.

We have been retained by the Board of Directors of Luxemburg as an independent contractor to act as financial advisor to Luxemburg with respect to the fairness, from a financial point of view, of the per share price offered to its shareholders who will be partially or fully cashed-out as a result of the reverse stock split to be effected as part of the plan to de-register from the SEC.  We will receive a fee for our services.  Ryan Beck has not had a prior investment banking relationship with Luxemburg.  Ryan Beck’s research department does not provide published investment analysis on Luxemburg and Ryan Beck does not act as a market maker in Luxemburg common stock.  In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Luxemburg for the account of our customers.

Our opinion is directed to the Board of Directors of Luxemburg for their use in valuing Luxemburg common stock.  We have not considered, nor are we expressing any opinion herein with respect to the price at which Luxemburg common stock will trade subsequent to the reverse stock split and de-registration from the SEC.  Our opinion may not be quoted, used or circulated for any other purpose without our prior written consent, except for inclusion in the proxy statement issued by Luxemburg relating to the reverse stock split described in this opinion.

Based upon and subject to the foregoing, it is our opinion as investment bankers that the $54.00 share price offered by Luxemburg is fair from a financial point of view.

Very truly yours,

Ryan Beck & Co., Inc.

Proxy

LUXEMBURG BANCSHARES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints John Slatky, David Luebbers, Raymond Balza and Thomas Rueckl, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Luxemburg Bancshares, Inc. held of record by the undersigned on _________, 2005 at the Annual Meeting of Shareholders of Luxemburg Bancshares, Inc. to be held on _________, 2005, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “FOR” the amendments to the articles of incorporation.

Please mark boxes in blue or black ink.

1.

AMENDMENTS TO ARTICLES OF INCORPORATION:

Approval of an amendment to the amended and restated articles of incorporation of the Company to effect a reverse 1-for-500 stock split followed immediately by a forward 500-for-1 stock split of the common shares.  Each shareholder owning less than 500 shares of common stock immediately prior to the reverse stock split will, instead of participating in the forward stock split, receive a cash payment equal to $54.00 per share on a pre-split basis.

□    For                                     □    Against                                    □    Abstain

2.

ELECTION OF DIRECTORS:

FOR all nominees below to serve a term as specified below and until their successors are elected and, qualified (except as marked to the contrary below)                                                                                                          □

WITHHOLD AUTHORITY to vote for nominees as listed below.

□

(To withhold authority to vote for any individual nomination, strike a line through that nominee’s name in the list below)

Ronald A. Ledvina (3-year term), David L. Luebbers (3 year term), Lois M. Hoida (3 year term) and Peter J. Thillman (2-year term).

3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on Shares. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date:_________________________________, 2005

___________________________________________

                    (Signature of Shareholder)

Please mark, sign, date and return this

___________________________________________

Proxy promptly using the envelope provided.                                    (Signature of Shareholder - if held jointly)

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      Number of Shares